                                                                        Ex. 99.1


                            ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN

               BRESNAN COMMUNICATIONS COMPANY LIMITED PARTNERSHIP

                                       AND

                        JONES CABLE INCOME FUND 1-A, LTD.

                                   DATED AS OF

                                 APRIL 10, 1998

                               TABLE OF CONTENTS


SECTION 1. DEFINITIONS.........................................................7

SECTION 2. SALE OF ASSETS......................................................7

SECTION 3. CONSIDERATION.......................................................7

   3.1 Base Purchase Price.....................................................7
       -------------------

   3.2 Adjustments to Base Purchase Price......................................7
       ----------------------------------

   3.3 Determination of Adjustments............................................8
       ----------------------------

   3.4 Allocation of Consideration.............................................9
       ---------------------------

SECTION 4. ASSUMED LIABILITIES AND EXCLUDED ASSETS............................10

   4.1 Assignment and Assumption..............................................10
       -------------------------

   4.2 Excluded Assets........................................................10
       ---------------

SECTION 5. REPRESENTATIONS AND WARRANTIES OF SELLER...........................11

   5.1 Organization and Qualification.........................................11
       ------------------------------

   5.2 Authority and Validity.................................................11
       ----------------------

   5.3 No Conflict: Required Consents.........................................11
       ------------------------------

   5.4 Assets.................................................................12
       ------

   5.5 Governmental Permits...................................................12
       --------------------

   5.6 Seller Contracts.......................................................13
       ----------------

   5.7 Real Property..........................................................13
       -------------

   5.8 Environmental Matters..................................................14
       ---------------------

   5.9 Compliance with Legal Requirements.....................................14
       ----------------------------------

   5.10 Patents, Trademarks and Copyrights....................................16
        ----------------------------------

   5.11 Financial Statements..................................................17
        --------------------

   5.12 Absence of Certain Changes............................................17
        --------------------------

   5.13 Legal Proceedings.....................................................17
        -----------------

   5.14 Tax Returns: Other Reports............................................18
        --------------------------

   5.15 Employment Matters....................................................18
        ------------------

   5.16 Systems Information...................................................19
        -------------------

   5.17 Bonds.................................................................19
        -----

   5.18 Finders and Brokers...................................................19
        -------------------

SECTION 6. BUYER'S REPRESENTATIONS AND WARRANTIES.............................20

   6.1 Organization and Qualification.........................................20
       ------------------------------

   6.2 Authority and Validity.................................................20
       ----------------------

   6.3 No Conflicts: Required Consents........................................20
       -------------------------------

   6.4 Finders and Brokers....................................................21
       -------------------

   6.5 Legal Proceedings......................................................21
       -----------------

SECTION 7. ADDITIONAL COVENANTS...............................................21

   7.1 Access to Premises and Records.........................................21
       ------------------------------

   7.2 Continuity and Maintenance of Operations; Financial Statements.........22
       --------------------------------------------------------------

   7.3 Employee Matters.......................................................24
       ----------------

   7.4 Leased Vehicles: Other Capital Leases..................................25
       -------------------------------------

   7.5 Required Consents: Estoppel Certificates...............................25
       ----------------------------------------

   7.6 Renewal of Franchises..................................................25
       ---------------------

   7.7 Title Commitments and Surveys..........................................26
       -----------------------------

   7.8 HSR Notification.......................................................27
       ----------------

   7.9 No Shopping............................................................27
       -----------

   7.10 Lien and Judgment Searches............................................27
        --------------------------

   7.11 Transfer Taxes........................................................28
        --------------

   7.12 Distant Broadcast Signals.............................................28
        -------------------------

   7.13 Letter to Programmers.................................................28
        ---------------------

   7.14 Updated Schedules.....................................................28
        -----------------

   7.15 Use of Names and Logos................................................28
        ----------------------

   7.16 Subscriber Billing Services...........................................29
        ---------------------------

   7.17 Satisfaction of Conditions............................................29
        --------------------------

   7.18 Confidentiality and Publicity.........................................29
        -----------------------------

   7.19 Bulk Transfers........................................................30
        --------------

   7.20 Environmental Reports.................................................30
        ---------------------

   7.21 Construction of an Institutional Network..............................30
        ----------------------------------------

SECTION 8. CONDITIONS PRECEDENT...............................................31

   8.1 Conditions to the Obligations of Buyer and Seller......................31
       -------------------------------------------------

   8.2 Conditions to the Obligations of Buyer.................................31
       --------------------------------------

   8.3 Conditions to Obligations of Seller....................................32
       -----------------------------------

   8.4 Waiver of Conditions...................................................33
       --------------------

SECTION 9. CLOSING............................................................33

   9.1 The Closing: Time and Place............................................33
       ---------------------------

   9.2 Seller's Delivery Obligations..........................................33
       -----------------------------

   9.3 Buyer's Delivery Obligations...........................................34
       ----------------------------

SECTION 10. TERMINATION.......................................................35

   10.1 Termination Events....................................................35
        ------------------

   10.2 Effect of Termination.................................................36
        ---------------------

SECTION 11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.......36

   11.1 Survival of Representations and Warranties............................36
        ------------------------------------------

   11.2 Indemnification by Seller.............................................37
        -------------------------

   11.3 Indemnification by Buyer..............................................38
        ------------------------

   11.4 Third Party Claims....................................................38
        ------------------

   11.5 Limitations on Indemnification - Seller...............................39
        ---------------------------------------

   11.6 Limitations on Indemnification - Buyer................................39
        --------------------------------------

SECTION 12. MISCELLANEOUS.....................................................40

   12.1 Parties Obligated and Benefited.......................................40
        -------------------------------

   12.2 Notices...............................................................40
        -------

   12.3 Attorneys' Fees.......................................................41
        ----------------

   12.4 Waiver................................................................41
        -------

   12.5 Captions..............................................................41
        ---------

   12.6 Choice of Law.........................................................41
        -------------

   12.7 Terms.................................................................41
        -----

   12.8 Rights Cumulative.....................................................41
        -----------------

   12.9 Further Actions.......................................................42
        ---------------

   12.10 Time.................................................................42
         ----

   12.11 Late Payments........................................................42
         -------------

   12.12 Counterparts.........................................................42
         ------------

   12.13 Entire Agreement.....................................................42
         ----------------

   12.14 Severability.........................................................42
         ------------

   12.15 Construction.........................................................42
         ------------

   12.16 Expenses.............................................................43
         --------

   12.17 Risk of Loss: Condemnation...........................................43
         --------------------------

                         LIST OF EXHIBITS AND SCHEDULES


     EXHIBITS
     --------

         A        -        Indemnity Escrow Agreement
         B        -        Bill of Sale
         C        -        Assignment and Assumption of Contracts
         D        -        Assignment of Leases
         E        -        Letter to Programmers
         F        -        FIRPTA Affidavit
         G        -        Opinion of Seller's Counsel
         H        -        Opinion of Buyer's Counsel


     SCHEDULES
     ---------

         1.9      -        Owned Equipment and Vehicles
         4.2      -        Excluded Assets
         5.3      -        Required Consents
         5.4      -        Encumbrances to Be Discharged Prior to Closing
         5.5      -        Governmental Permits
         5.6      -        Seller Contracts
         5.7      -        Real Property
         5.8      -        Environmental Matters
         5.9      -        Cost of Service Filings
         5.11     -        Financial Statements
         5.13     -        Proceedings and Judgments
         5.14     -        Tax Matters
         5.15     -        Employee Matters
         5.16     -        The Business/Systems Information (including Rate
                           Schedule)
         5.17     -        Bonds

                            ASSET PURCHASE AGREEMENT
                            ------------------------


          This Asset Purchase Agreement ("Agreement") is made as of April 10, 1998, by and between Bresnan Communications Company Limited Partnership, a Michigan limited partnership ("Buyer"), and Jones Cable Income Fund 1-A, Ltd., a Colorado limited partnership ("Seller").

                                   RECITALS
                                   --------

          Seller is engaged in the business of providing cable television service to subscribers in and around the Service Area. Buyer desires to purchase and Seller desires to sell substantially all the assets of Seller used or useful in connection with that business.

                                   AGREEMENT
                                   ---------

          In consideration of the above recitals and the mutual agreements stated in this Agreement, the parties agree as follows:

SECTION 1.  DEFINITIONS.

          In addition to terms defined elsewhere in this Agreement, the following capitalized terms, when used in this Agreement, will have the meanings set forth below:

          1.1  Affiliate.  With respect to any Person, any other Person
               ---------
controlling, controlled by or under common control with such Person, with "control" for such purpose meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

          1.2  Assets.  All properties, privileges, rights, interests and
               ------
claims, real and personal, tangible and intangible, of every type and description that are owned, leased, held, used or useful in the Business in which Seller has any right, title or interest or in which Seller acquires any right, title or interest on or before the Closing Date, including Governmental Permits, Intangibles, Seller Contracts, Equipment, Real Property and deposits relating to the Business that are held by third parties for the account of Seller or for security for Seller's performance of its obligations, but excluding any Excluded Assets.

          1.3  Basic Service.  The lowest tier of service offered of a System.
               -------------

          1.4  Business.  The cable television business conducted by Seller on
               --------
the date of this Agreement through one or more Systems, as described on SCHEDULE 5.16.

          1.5  Business Day.  Any day other than Saturday, Sunday or a day on
               ------------
which banking institutions in Denver, Colorado are required or authorized to be closed.

          1.6  Closing.  The consummation of the transactions contemplated by
               -------
this Agreement, as described in SECTION 9, the date of which is referred to as the Closing Date.

          1.7  Encumbrance.  Any security interest, security agreement,
               -----------
financing statement filed with any Governmental Authority, conditional sale or other title retention agreement, any lease, consignment or bailment given for purposes of security, any mortgage, lien, indenture, pledge, option, encumbrance, adverse interest, constructive trust or other trust, claim, attachment, exception to or defect in title or other ownership interest (including but not limited to reservations, rights of entry, possibilities of reverter, encroachments, easements, rights-of-way, restrictive covenants, leases and licenses) of any kind, which constitutes an interest in or claim against property, whether arising pursuant to any Legal Requirement, Governmental Permit, Seller Contract or otherwise.

          1.8  Environmental Law.  Any Legal Requirement relating to pollution
               -----------------
or protection of public health, safety or welfare or the environment, including those relating to emissions, discharges, releases or threatened releases of Hazardous Substances into the environment (including ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

          1.9  Equipment.  All electronic devices, trunk and distribution
               ---------
coaxial and optical fiber cable, amplifiers, power supplies, conduit, vaults and pedestals, grounding and pole hardware, subscriber's devices (including converters, encoders, transformers behind television sets and fittings), headend hardware (including origination, earth stations, transmission and distribution system), test equipment, vehicles and other tangible personal property owned, leased, used or held for use in the Business, the principal items of which are described on SCHEDULE 1.9 (and, with respect to leased Equipment, on SCHEDULE 5.6).

          1.10 Equivalent Basic Subscribers (or EBSs).  An active customer for
               --------------------------------------
Basic Service either in a single household, a commercial establishment or in a multi-unit dwelling (including a hotel unit); provided, however, that the number of customers in a multi-unit dwelling or commercial establishment that obtain service on a "bulk-rate" basis will be determined on a System by System basis by dividing the gross bulk-rate billings for Basic Service and Expanded Basic Service (but not billings from a la carte tiers or premium services, installation or other non-recurring charges, converter rental or from any outlet or connection other than the first outlet or connection or from any pass-through charge for sales taxes, line-itemized franchise fees, fees charged by the FCC and the like), attributable to such multi-unit dwelling or commercial establishment during the most recent billing period ended prior to the date of calculation (but excluding billings in excess of a single month's charge) by the rate charged at the time of determination to individual households for the highest level of Basic Service and Expanded Basic Service offered by such System, such rate not to be less than the rate for such System set forth on SCHEDULE 5.16 (excluding a la carte tiers or premium services, installation or other non-recurring charges, converter rental, pass-through charges for sales taxes, line-itemized franchise fees charged by the FCC and the like). For purposes of this definition, an "active customer" will mean any person, commercial establishment or multi-unit dwelling at any given time that is paying for and receiving Basic Service from the System who has an account that is not more than 60 days past due (except for past due amounts of $5 or less, provided such account is otherwise current). For purposes of this definition, an "active customer" does not include any person, commercial establishment or multi-unit dwelling that as of the date of calculation has not paid in full the charges for at least one month of the services ordered or any subscriber whose service is pending disconnection for any reason. For purposes of this definition, the number of days past due of a customer account will be determined from the first day of the period for which the applicable billing relates.

          1.11  Expanded Basic Service.  Any video programming provided over a
                ----------------------
cable television system, regardless of service tier other than (a) Basic Service, (b) any new product tier and (c) video programming offered on a per channel or per program basis.

          1.12  GAAP.  Generally accepted accounting principles as in effect
                ----
from time to time in the United States of America.

          1.13  Governmental Authority.  The United States of America, any
                ----------------------
state, commonwealth, territory or possession of the United States of America and any political subdivision or quasi-governmental authority of any of the same, including any court, tribunal, department, commission, board, bureau, agency, county, municipality, province, parish or other instrumentality of any of the foregoing.

          1.14  Governmental Permits.  All franchises, approvals,
                --------------------
authorizations, permits, licenses, easements, registrations, qualifications, leases, variances and similar rights obtained with respect to the Business or Assets from any Governmental Authority, including those set forth on SCHEDULE 5.5.

          1.15  Hazardous Substances.  Any pollutant, contaminant, chemical,
                --------------------
industrial, toxic, hazardous or noxious substance or waste which is regulated by any Governmental Authority, including (a) any petroleum or petroleum compounds (refined or crude), flammable substances, explosives, radioactive materials or any other materials or pollutants which pose a hazard or potential hazard to the Real Property or to Persons in or about the Real Property or cause the Real Property to be in violation of any laws, regulations or ordinances of federal, state or applicable local governments, (b) asbestos or any asbestos-containing material of any kind or character, (c) polychlorinated biphenyls ("PCBs"), as regulated by the Toxic Substances Control Act, 15 U.S.C. (S) 2601 et seq.,(d) any materials or
                                           -- ---
substances designated as "hazardous substances" pursuant to the Clean Water Act, 33 U.S.C. (S) 1251 et seq., (e) "economic poison," as defined in the
                   -- ---
Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. (S) 135 et seq.,
                                                                     -- ---
(f) "chemical substance," "new chemical substance" or "hazardous chemical substance or mixture" pursuant to the Toxic Substances Control Act, 15 U.S.C.
(S) 2601 et seq., (g) "hazardous substances" pursuant to the Comprehensive
         -- ---
Environmental Response, Compensation, and Liability Act, 42 U.S.C. (S) 9601 et
                                                                            --
seq. and (h) "hazardous waste" pursuant to the Resource Conservation and
---
Recovery Act, 42 U.S.C. (S) 6901 et seq.
                                 -- ---

          1.16  Intangibles.  All intangible assets, including subscriber lists,
                -----------
accounts receivable, claims (excluding any claims relating to Excluded Assets), patents, copyrights and goodwill, if any, owned, used or held for use in the Business.

          1.17  Knowledge.  The actual collective knowledge of a particular
                ---------
matter of one or more of the executive officers of a Person or the general manager or one or more of the managers of such Person's Systems.

          1.18  Legal Requirement.  Applicable common law and any statute,
                -----------------
ordinance, code, or other law, rule, regulation, order, technical or other written standard or procedure enacted, adopted or applied by any Governmental Authority, including judicial decisions applying common law or interpreting any other Legal Requirement.

          1.19  Losses.  Any claims, losses, liabilities, damages, penalties,
                ------
costs and expenses, including interest that may be imposed in connection therewith, expenses of investigation, reasonable fees and disbursements of counsel and other experts, and the cost to any Person making a claim or seeking indemnification under this Agreement with respect to funds expended by such Person by reason of the occurrence of any event with respect to which indemnification is sought.

          1.20  Pay TV. Premium programming services selected by and sold to
                ------
subscribers on a per channel or per program basis.

          1.21  Permitted Encumbrances.  The following Encumbrances:  (a) liens
                ----------------------
securing Taxes, assessments and governmental charges not yet due and payable,
(b) any zoning law or ordinance or any similar Legal Requirement, (c) any right reserved to any Governmental Authority to regulate the affected property and (d) as to Real Property interests, any Encumbrance reflected in the public records and that does not individually or in the aggregate interfere with the right or ability to own, use or operate the Real Property or to convey good, marketable and indefeasible fee simple title to such Real Property, provided that "Permitted Encumbrances" will not include any

Encumbrance which could prevent or inhibit in any way the conduct of the business of the affected System and provided further that classification of any Encumbrance as a "Permitted Encumbrance" will not affect any liability Seller may have for such Encumbrance, including pursuant to any indemnity obligation under this Agreement.


          1.22  Person.  Any natural person, corporation, partnership, trust,
                ------
unincorporated organization, association, limited liability company, Governmental Authority or other entity.

          1.23  Real Property.  All assets held by Seller related to the
                -------------
Business consisting of realty, including appurtenances, improvements and fixtures located on such realty, and any other interests in real property, including fee interests, leasehold interests and easements, wire crossing permits, rights of entry (except agreements related to multiple dwelling units) described on SCHEDULE 5.7.

          1.24  Required Consents.  All franchises, licenses, authorizations,
                -----------------
approvals and consents required under Governmental Permits, Seller Contracts or otherwise for (a) Seller to transfer the Assets and the Business to Buyer, (b) Buyer to conduct the Business and to own, lease, use and operate the Assets at the places and in the manner in which the Business is conducted as of the date of this Agreement and on the Closing Date and (c) Buyer to assume and perform the Governmental Permits, Seller Contracts and the other Assumed Liabilities.

          1.25  Seasonal Subscribers.  Customers of the System who, between the
                --------------------
date hereof and Closing, have participated in, or will have participated in, Seller's seasonal subscriber program by paying $5 per month during the months that such subscribers were out of town, and by resuming service, or agreeing to resume service, upon their return to town (which service will resume without a reconnection charge).

          1.26  Seller Contracts.  All contracts and agreements, other than
                ----------------
Governmental Permits and those relating to Real Property, pertaining to the ownership, operation and maintenance of the Assets or the Business or used or held for use in the Business, as described on SCHEDULE 5.6 or, in the case of contracts and agreements relating to Real Property, on SCHEDULE 5.7.

          1.27  Service Area.  The area in which Seller operates the Business,
                ------------
specifically in and around the Townships of Owatonna and Glencoe and the Cities of Owatonna and Glencoe, all in the State of Minnesota.

          1.28  System.  A complete cable television reception and distribution
                ------
system operated in the conduct of the Business, consisting of one or more headends, subscriber drops and associated electronic and other equipment, and which is, or is capable of being without modification, operated as an independent system without interconnections to other systems. Any systems which are interconnected or which are served in total or in part by a common headend will be considered a single System.

          1.29  Taxes.  All levies and assessments of any kind or nature imposed
                -----
by any Governmental Authority, including all income, sales, use, ad valorem, value added, franchise, severance, net or gross proceeds, withholding, payroll, employment, excise or property taxes and levies or assessments related to unclaimed property, together with any interest thereon and any penalties, additions to tax or additional amounts applicable thereto.

          1.30  Other Definitions. The following terms are defined in the
                -----------------
Sections indicated:



                Term                               Section
                ----                               -------

                Action                                11.4
                Antitrust Division                    7.7
                Approval Deadline                     10.1.4
                Assumed Liabilities                   4.1
                Base Purchase Price                   3.1(b)
                Buyer Damages                         11.5
                CLI                                   5.9.5
                City                                  7.21
                Closing Date                          1.8
                Code                                  5.15.2
                Cost of Service Election              5.9.4
                Employee Benefit Plans                5.15.2
                ERISA                                 5.15.1
                Escrow Agent                          3.1(a)
                Excluded Assets                       4.2
                FCC                                   1.12
                Final Adjustments Report              3.3.2
                Financial Statements                  5.11
                FTC                                   7.8
                HSR Act                               7.8
                I-Net                                 7.21
                Indemnified Party                     11.4
                Indemnifying Party                    11.4
                Indemnity Escrow Agreement            3.1(a)
                Indemnity Escrow Amount               3.1(a)
                Intercable                            5.1
                1992 Cable Act                        5.9.4
                Outside Closing Date                  10.1.3
                Preliminary Adjustments Report        3.3.1
                Rate Regulation Documents             5.9.4




                Reimbursable Amount                  7.21
                Seller Damages                       11.6
                Survival Period                      11.1
                Taking                               12.17.2
                Transaction Documents                5.2


SECTION 2.  SALE OF ASSETS.

          Subject to the terms and conditions set forth in this Agreement, at the Closing, Seller will sell to Buyer, and Buyer will purchase from Seller, all of Seller's rights, titles and interests in, to and under the Assets. Except as otherwise specifically provided in this Agreement, all the Assets are intended to be transferred to Buyer, whether or not described in the Schedules.

SECTION 3.  CONSIDERATION.

          3.1  Base Purchase Price.  Buyer will pay to Seller total cash
               -------------------
consideration of $11,750,000 (the "Base Purchase Price"), subject to adjustment as provided in SECTIONS 3.2 and 3.3. Such consideration will be paid at Closing as follows:

               3.1.1 Buyer shall wire to Colorado National Bank ("Escrow Agent") the amount of Six Hundred Thousand Dollars ($600,000), which will secure payment by Seller of post-Closing adjustments and indemnification obligations of Seller to Buyer, in accordance with an Indemnity Escrow Agreement in substantially the form attached as EXHIBIT A (the "Indemnity Escrow Agreement"); and

               3.1.2 Buyer shall wire to Seller Eleven Million One Hundred Fifty Thousand Dollars ($11,150,000) in immediately available funds pursuant to wire instructions delivered no later than two Business Days prior to the Closing Date by Seller to Buyer.

          3.2  Adjustments to Base Purchase Price. The Base Purchase Price
               ----------------------------------
will be adjusted as follows:

               3.2.1 Reduced by an amount equal to $1,392 multiplied by the positive difference between (a) 8,440 and (b) the number of EBSs as of the Closing Date.

               3.2.2 Adjustments on a pro rata basis as of the Closing Date will be made for all prepaid expenses (but only to the extent the full benefit thereof will be realizable by Buyer within 12 months after the Closing Date), accrued expenses (including real and personal property Taxes and the economic value of all accrued vacation time permitted by Buyer's policies to be taken after the Closing Time by Seller's System employees hired by Buyer), prepaid income, subscriber prepayments and accounts receivable related to the Business, all as determined in accordance with

GAAP consistently applied, and to reflect the principle that all expenses and income attributable to the Business for the period prior to the Closing Date are for the account of Seller, and all expenses and income attributable to the Business for the period on and after the Closing Date are for the account of Buyer. The Purchase Price will be increased by an amount equal to the sum of (a) 100% of the face amount of all accounts receivable (other than from advertising sales) that are current or 30 days or less past due as of the Closing Date, plus
(b) 80% of the face amount of all accounts receivable (other than from advertising sales) that are between 31 days and 60 days past due as of the Closing Date, plus (c) 100% of the face amount of all direct-billed advertising accounts receivable that are current or 60 days or less past due as of the Closing Date, plus (d) 50% of the face amount of all direct-billed advertising accounts receivable that are between 61 and 90 days past due as of the Closing Date, plus (e) 100% of the face amount of all agency advertising accounts receivable that are current or 90 days or less past due as of the Closing Date, plus (f) 50% of all agency advertising accounts receivable that are between 91 and 120 days past due as of the Closing Date; provided, that Seller will not receive credit for any accounts receivable (a) any portion of which is 60 days or more past due as of the Closing Date (other than accounts receivable from advertising sales), (b) from subscribers whose accounts are inactive or whose service is pending disconnection for any reason as of the Closing Date or (c) resulting from advertising sales any portion of which is 120 days or more past due as of the Closing Date.

               3.2.3 Buyer's account will be credited for the amount of all advance payments to, or funds of third parties on deposit with, Seller as of the Closing Date, relating to the Business, including advance payments and deposits by subscribers served by the Business for converters, encoders, decoders, cable television service and related sales, and the liability therefor will be assumed by Buyer.

          3.3  Determination of Adjustments.  Preliminary and final adjustments
               -----------------------------
to the Base Purchase Price will be determined as follows:

               3.3.1 Not later than a date Seller reasonably believes is at least 10 Business Days prior to the expected Closing Date, Seller will deliver to Buyer a report (the "Preliminary Adjustments Report"), certified as to completeness and accuracy by an authorized officer of Intercable, showing in detail the preliminary determination of the adjustments referred to in SECTION 3.2, which are calculated as of the Closing Date (or as of any other date agreed by the parties) and any documents substantiating the adjustments proposed in the Preliminary Adjustments Report. The Preliminary Adjustments Report will include a complete list of subscribers, a detailed calculation of the number of Equivalent Basic Subscribers and a schedule setting forth advance payments made to or by Seller and deposits made by Seller, as well as accounts receivable information relating to the Business (showing sums due and their respective aging as of the Closing Date). Seller also will furnish to Buyer its billing report for the most current period as of the Closing Date. Following receipt of such Preliminary

Adjustments Report and supporting information, Buyer will have five Business Days to review such Preliminary Adjustments Report and supporting information and to notify Seller of any disagreements with Seller's estimates. If Buyer provides a notice of disagreement with Seller's estimates of the adjustments referred to in SECTION 3.2 within such five Business Day period, Buyer and Seller will negotiate in good faith to resolve any such dispute and to reach an agreement prior to the Closing Date on such estimated adjustments as of the Closing Date. The basis for determining the Base Purchase Price to be paid at Closing will be (a) the estimate so agreed upon by Buyer and Seller or (b) if no notice of disagreement is provided, or if such notice is provided but the parties do not reach such an agreement prior to the Closing Date, the estimate of such adjustments set forth in the Preliminary Adjustments Report.

          3.3.2 Within 90 days after the Closing, Seller will deliver to Buyer a report (the "Final Adjustments Report"), similarly certified by Seller, showing in detail the final determination of all adjustments which were not calculated as of the Closing Date and containing any corrections to the Preliminary Adjustments Report, together with any documents substantiating the adjustments proposed in the Final Adjustments Report. Buyer will provide Seller with reasonable access to all records which Buyer has in its possession and which are necessary for Seller to prepare the Final Adjustments Report.

          3.3.3 Within 30 days after receipt of the Final Adjustments Report, Buyer will give Seller written notice of Buyer's objections, if any, to the Final Adjustments Report. If Buyer makes any such objection, the parties will agree on the amount, if any, which is not in dispute within 30 days after Seller's receipt of Buyer's notice of objections to the Final Adjustments Report. Any disputed amounts will be determined within 120 days after the Closing Date by the accounting firm of Price Waterhouse, whose determination will be conclusive; provided, however, that if at the time of such dispute, Price Waterhouse is the accounting firm for either Seller or Buyer, the parties shall select a different accounting firm of national standing acceptable to both parties to determine the dispute. Seller and Buyer will bear equally the fees and expenses payable to such firm in connection with such determination. The payment required after such determination will be made by the responsible party by wire transfer of immediately available funds to the other party within three Business Days after the final determination.

     3.4  Allocation of Consideration.  The consideration payable by Buyer
          ----------------------------
under this Agreement will be allocated among the Assets as set forth in a schedule to be prepared not later than 180 days after the Closing Date (or April 1 of the year following the Closing Date if earlier) by an independent appraiser with significant experience in the cable television industry. Such appraiser will be selected by the mutual agreement of Buyer and Seller within 30 days after the date of this Agreement, and the fees of such appraiser will be shared equally by Buyer and Seller; provided, however, that if the parties so agree, the appraisal and preparation of the schedule described above may occur prior to Closing. Buyer and Seller agree to be bound by the allocation and will not take any position inconsistent with such allocation and will file all returns and reports with respect to the transactions contemplated by this Agreement, including all federal, state and local Tax returns, on the basis of such allocation.

SECTION 4.  ASSUMED LIABILITIES AND EXCLUDED ASSETS.

     4.1    Assignment and Assumption.  Seller will assign, and Buyer will
            --------------------------
assume and after the Closing will pay, discharge and perform the following (the "Assumed Liabilities"): (a) Seller's obligations to subscribers of the Business for (i) subscriber deposits held by Seller as of the Closing Date and which are refundable, in the amount for which Buyer received credit under SECTION 3.2,
(ii) subscriber advance payments held by Seller as of the Closing Date for services to be rendered by a System after the Closing Date, in the amount for which Buyer received credit under SECTION 3.2 and (iii) the delivery of cable television service to subscribers of the Business after the Closing Date; and
(b) obligations accruing and relating to periods after the Closing Date under Governmental Permits listed on SCHEDULE 5.5 (to the extent that such Governmental Permits are transferable) and Seller Contracts. Buyer will not assume or have any responsibility for any liabilities or obligations of Seller other than the Assumed Liabilities. In no event will Buyer assume or have any responsibility for any liabilities or obligations associated with the Excluded Assets.

     4.2    Excluded Assets.  The Excluded Assets, which will be retained by
            ---------------
Seller, will consist of the following: (a) programming contracts, retransmission consent agreements and pole attachment agreements (except for those set forth on SCHEDULE 5.6); (b) Employee Benefit Plans; (b) insurance policies and rights and claims thereunder (except as otherwise provided in SECTION 12.17); (c) bonds, letters of credit, surety instruments and other similar items; (d) cash and cash equivalents and notes receivable; (e) Seller's trademarks, trade names, service marks, service names, logos and similar proprietary rights (subject to Buyer's rights under SECTION 7.5); (f) Seller's rights under any agreement governing or evidencing an obligation of Seller for borrowed money; (g) Seller Contracts for subscriber billing and equipment; (h) Seller's rights and obligations under any contract, license, authorization, agreement or commitment other than those creating or evidencing Assumed Liabilities; and (i) the assets described on
SCHEDULE 4.2.

SECTION 5.  REPRESENTATIONS AND WARRANTIES OF SELLER.

     To induce Buyer to enter into this Agreement, Seller represents and warrants to Buyer, as of the date of this Agreement and as of the Closing, as follows:

     5.1  Organization and Qualification. Seller is a general partnership duly
          ------------------------------
organized and validly existing under the laws of the State of Colorado and has all requisite partnership power and authority to own, lease and use the Assets owned, leased or used by it and to conduct the Business as it is currently conducted. Seller is duly qualified to do business in the State of Minnesota, and under the laws of each jurisdiction in which the ownership, leasing or use of the Assets owned, leased or used by it or the nature of Seller's activities makes such qualification necessary, except in any such jurisdiction where the failure to be so qualified and in good standing would not have a material adverse effect on the Business, the Assets or the Systems or on the ability of Seller to perform its obligations under this Agreement. The general partner of Seller is Jones Intercable, Inc. ("Intercable").

          5.2  Authority and Validity.  Seller has all requisite partnership
               ----------------------
power and authority to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement and all other documents and instruments to be executed and delivered in connection with the transactions contemplated by this Agreement (collectively, the "Transaction Documents") to which Seller is a party. Subject to approval by the limited partners of Seller, the execution and delivery by Seller of, the performance by Seller of its obligations under, and the consummation by Seller of the transactions contemplated by, this Agreement and the Transaction Documents to which Seller is a party have been duly and validly authorized by all necessary action by or on behalf of Seller and the general partner of Seller. This Agreement has been, and when executed and delivered by Seller the Transaction Documents will be, duly and validly executed and delivered by Seller and the valid and binding obligations of Seller, enforceable against Seller in accordance with their terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to the enforcement of creditors' rights generally or by principles governing the availability of equitable remedies.

          5.3  No Conflict; Required Consents  Except for the Required Consents,
               ------------------------------
all of which are listed on SCHEDULE 5.3, the execution and delivery by Seller, the performance of Seller under, and the consummation of the transactions contemplated by, this Agreement and the Transaction Documents to which Seller is a party do not and will not: (a) violate any provision of the Partnership Agreement of Seller; (b) violate any Legal Requirement; (c) require any consent, approval or authorization of, or filing of any certificate, notice, application, report or other document with any Governmental Authority or other Person; or (d)
(i) violate or result in a breach of or default under (without regard to requirements of notice, lapse of time, or elections of any Person, or any combination thereof), (ii) permit or result in the termination, suspension or modification of, (iii) result in the acceleration of (or give any Person the right to accelerate) the performance of Seller under, or (iv) result in the creation or imposition of any Encumbrance under any Seller Contract or any other instrument evidencing any of the Assets or by which Seller or any of its assets is bound or affected, except for purposes of this clause (d) such violations, conflicts, breaches, defaults, terminations, suspensions, modifications, and accelerations as would not, individually or in the aggregate, have a material adverse effect on any System, the Business or Seller, the validity, binding effect or enforceability of this Agreement or on the ability of Seller to perform its obligations under this Agreement or the Transaction Documents to which Seller is a party.

          5.4  Assets.  Seller has exclusive, good and marketable title to
               ------
(or, in the case of Assets that are leased, valid leasehold interests in) the Assets (other than Real Property, as to which the representations and warranties in SECTION 5.7 apply). The Assets are free and clear of all Encumbrances, except (a) Permitted Encumbrances and (b) Encumbrances described on SCHEDULE 5.4, all of which will be terminated, released or, in the case of rights of refusal listed on SCHEDULE 5.4, waived, as appropriate, at or prior to the Closing. Except as described on SCHEDULE 5.6, none of the Equipment is leased
by Seller from any other Person.   All the Equipment is in good operating
condition and repair (ordinary wear and tear excepted). Except for items included in the Excluded Assets, the Assets constitute all the assets necessary to permit Buyer to (i) conduct the Business and to operate the Systems substantially as they are being conducted and operated on the date of this Agreement and in compliance in all material respects with all Legal Requirements, Governmental Permits and Seller Contracts and (ii) perform all the Assumed Liabilities.

          5.5  Governmental Permits.  All Governmental Permits are listed on
               --------------------
SCHEDULE 5.5. Complete and correct copies of all Governmental Permits have been delivered by Seller to Buyer. Each Governmental Permit is in full force and effect and Seller is not and, to Seller's Knowledge, the other party thereto is not, in breach or default of any material terms or conditions thereunder, and is valid under all applicable Legal Requirements according to its terms. There is no legal action, governmental proceeding or investigation, pending or, to Seller's Knowledge threatened, to terminate, suspend or modify any Governmental Permit and Seller is in compliance with the material terms and conditions of all the Governmental Permits and with other material applicable requirements of all Governmental Authorities (including the FCC and the Register of Copyrights) relating to the Governmental Permits, including all requirements for notification, filing, reporting, posting and maintenance of logs and records.
As of the date of this Agreement, to Seller's Knowledge, no third party has been granted or has applied for a cable television franchise or is providing or intending to provide cable television services in any of the communities or unincorporated areas currently served by the Business.

          5.6  Seller Contracts.  All Seller Contracts (other than those
               ----------------
constituting Excluded Assets) are described on SCHEDULE 5.6 or 5.7. Complete and correct copies of all Seller Contracts have been delivered by Seller to Buyer. Each Seller Contract is in full force and effect and constitutes the valid, legal, binding and enforceable obligation of Seller, and Seller is not and to Seller's Knowledge each other party thereto is not, in breach or default of any material terms or conditions thereunder.

          5.7  Real Property.
               -------------

               5.7.1 All the Assets consisting of Real Property interests are described on SCHEDULE 5.7. Except as otherwise disclosed on SCHEDULE 5.7, Seller holds good, marketable and indefeasible fee simple title to the Real Property shown as being owned by Seller on SCHEDULE 5.7 and the valid and enforceable right to use and possess such Real Property, subject only to the Permitted Encumbrances. Seller has valid and enforceable leasehold interests in Real Property shown as being leased by Seller on SCHEDULE 5.7 and, with respect to other Real Property not owned or leased by Seller, Seller has the valid and enforceable right to use all such other Real Property pursuant to the easements, licenses, rights-of-way or other rights described on SCHEDULE 5.7, subject only to Permitted Encumbrances. Except for routine repairs, all of the material improvements, leasehold improvements and the premises of the Real Property are in good condition and repair and are suitable for the purposes used. The current use and occupancy of the Real Property do not constitute nonconforming uses under any applicable zoning Legal Requirements.

               5.7.2 The documents delivered by Seller to Buyer as evidence of each Seller Contract that is a lease of Real Property constitute the entire agreement with the landlord in question. There are no leases or other agreements, oral or written, granting to any Person other than Seller the right to occupy or use any Real Property, except as described on SCHEDULE 5.7. All easements, rights-of-way and other rights appurtenant to, or which are necessary for Seller's current use of, any Real Property are valid and in full force and effect, and Seller has not received any notice with respect to the termination, breach or impairment of any of those rights. Each parcel of Real Property, any improvements constructed thereon and their current use (a) has access to and over all public streets, or private streets for which Seller has a valid right of ingress and egress, (b) conforms in its current use and occupancy to all zoning requirements without reliance upon a variance issued by a Governmental Authority or a classification of the parcel in question as a nonconforming use, and (c) conforms in all material respects in its use to all restrictive covenants, if any, or other Encumbrances affecting all or part of such parcel.

          5.8  Environmental Matters.
               ---------------------

               5.8.1 The Real Property currently complies in all material respects with and, to Seller's Knowledge, has previously been operated in compliance in all material respects with, all Environmental Laws. Seller has not directly or indirectly (a) generated, released, stored, used, treated, handled, discharged or disposed of any Hazardous Substances at, on, under, in or about, or in any other manner affecting, any Real Property, (b) transported any Hazardous Substances to or from any Real Property or (c) undertaken or caused to be undertaken any other activities relating to the Real Property which could reasonably give rise to any liability under any Environmental Law, and, to Seller's Knowledge, no other present or previous owner, tenant, occupant or user of any Real Property or any other Person has committed or suffered any of the foregoing. To Seller's Knowledge, (i) no release of Hazardous Substances outside the Real Property has entered or threatens to enter any Real Property, nor (ii) is there any pending or threatened claim based on Environmental Laws which arises from any condition of the land surrounding any Real Property. No litigation based on Environmental Laws which relates to any Real Property or any operations on conditions on it (A) has been asserted or conducted in the past or is currently pending against or with respect to Seller or, to Seller's Knowledge, any other Person, or (B) to Seller's Knowledge is threatened or contemplated.

          5.8.2  To Seller's Knowledge, other than as described on SCHEDULE 5.8,
(a) no aboveground or underground storage tanks are currently or have been located on any Real Property, (b) no Real Property has been used at any time as a gasoline service station or any other facility for storing, pumping, dispensing or producing gasoline or any other petroleum products or wastes and
(c) no building or other structure on any Real Property contains asbestos-containing material.

          5.8.3  Seller has provided Buyer with complete and correct copies of
(a) all studies, reports, surveys or other materials in Seller's possession or, to Seller's Knowledge to which it has access, relating to the presence or alleged presence of Hazardous Substances at, on or affecting the Real Property,
(b) all notices or other materials in Seller's possession or, to Seller's Knowledge to which it has access, that were received from any Governmental Authority having the power to administer or enforce any Environmental Laws relating to current or past ownership, use or operation of the Real Property or activities at the Real Property and (c) all materials in Seller's possession or, to Seller's Knowledge to which it has access, relating to any litigation or allegation by any Person concerning any Environmental Law.

     5.9  Compliance with Legal Requirements.
          ----------------------------------

          5.9.1 The ownership, leasing and use of the Assets as they are currently owned, leased and used and the conduct of the Business and the operation of the Systems as they are currently conducted and operated do not violate or infringe, in any material respect, any Legal Requirements currently in effect (other than the Legal Requirements described in SECTION 5.9.4, as to which the provisions of SECTION 5.9.4 will apply). Seller has received no notice of any violation by Seller or the Business of any Legal Requirement applicable to the Business or the Systems as currently conducted, and to Seller's Knowledge, there is no basis for the allegation of any such a violation.

          5.9.2 A valid request for renewal has been duly and timely filed under Section 626 of the Cable Communications Policy Act of 1984 with the proper Governmental Authority with respect to applicable Governmental Permits with franchising authorities that have expired prior to, or will expire within 30 months after, the date of this Agreement.

          5.9.3 Seller has complied, and the Business is in compliance, in all material respects, with the specifications set forth in Part 76, Subpart K of the rules and regulations of the FCC, Section 111 of the U.S. Copyright Act of 1976 and the applicable rules and regulations thereunder and the applicable rules and regulations of the U.S. Copyright Office, the Register of Copyrights, the Copyright Royalty Tribunal and the Communications Act of 1934, including provisions of any thereof pertaining to signal leakage, to utility pole make ready and to grounding and bonding of cable television systems (in each case as the same is currently in effect), and all other applicable Legal Requirements relating to the construction, maintenance, ownership and operation of the Assets, the Systems and the Business.

          5.9.4 Notwithstanding the foregoing, to Seller's Knowledge, each System is in compliance in all material respects with the provisions of the Cable Television Consumer Protection and Competition Act of 1992 and the FCC rules and regulations promulgated thereunder (the "1992 Cable Act") as such Legal Requirements relate to the operation of the Business; provided, however, that Seller does not hereby make any representation about rates charged to subscribers, other than the representation regarding the rates charged to subscribers set forth below. Seller has complied in all material respects with the must carry and retransmission consent provisions of the 1992 Cable Act and has all must carry elections and retransmission consent agreements necessary for the operation of the Business. Seller has used reasonable good faith efforts to establish rates charged to subscribers, effective since September 1, 1993, that are or were allowable under the 1992 Cable Act and any authoritative interpretation thereof now or then in effect, whether or not such rates are or were subject to regulation at that date by any Governmental Authority, including any local franchising authority and/or the FCC, unless such rates were not subject to regulation pursuant to a specific exemption from rate regulation contained in the 1992 Cable Act other than the failure of any franchising authority to have been certified to regulate rates. Notwithstanding the foregoing, Seller makes no representation or warranty that the rates charged to subscribers (a) are allowable under any rules and regulations of the FCC or any authoritative interpretation thereof, or (b) would be allowable under any rules and regulations of the FCC or any authoritative interpretation thereof promulgated after the date of the Closing. Seller has delivered to Buyer complete and correct copies of all FCC Forms 393, 1200, 1205, 1210, 1215, 1220, 1225, 1235 and 1240 filed with respect to the Systems and copies of all other FCC Forms filed by Seller and of all correspondence with any Governmental Authority relating to rate regulation generally or specific rates charged to subscribers with respect to the Systems, including copies of any complaints filed with the FCC with respect to any rates charged to subscribers of the Systems, and any other documentation supporting an exemption from the rate regulation provisions of the 1992 Cable Act claimed by Seller with respect to any of the Systems (collectively, "Rate Regulation Documents"). As of the date of this Agreement, Seller has received no notice from any

Governmental Authority with respect to an intention to enforce customer service standards pursuant to the 1992 Cable Act and Seller has not agreed with any Governmental Authority to establish customer service standards that exceed the customer service standards promulgated pursuant to the 1992 Cable Act. In addition, Seller has also delivered to Buyer documentation for each of the Systems in which the franchising authority has not certified to regulate rates as of the date of this Agreement showing a determination of allowable rates using a benchmark methodology. Except as described in SCHEDULE 5.9, Seller has not made any election with respect to any cost of service proceeding conducted in accordance with Part 76.922 of Title 47 of the Code of Federal Regulations or any similar proceeding (a "Cost of Service Election") with respect to any of the Systems.

                5.9.5   CLI.  Seller has conducted all system and microwave
                        ---
performance tests and all Cumulative Leakage Index ("CLI") related tests applicable to the System. Seller has (i) maintained appropriate log books and other recordkeeping which accurately and completely reflect in all material respects all results required to be shown thereon; (ii) to the extent required by the rules and regulations of the FCC, corrected any radiation leakage of the System required to be corrected in connection with Seller's monitoring obligations under the rules and regulations of the FCC; and (iii) otherwise complied in all material respects with all applicable CLI rules and regulations in connection with the operation of the System.

          5.10  Patents, Trademarks and Copyrights.  Seller has timely and
                ----------------------------------
accurately made all requisite filings and payments with the Register of Copyrights with respect to the Business. Seller has delivered to Buyer complete and correct copies of all current reports and filings, and all reports and filings for the past three years, made or filed pursuant to copyright rules and regulations with respect to the Business. Seller does not possess any patent, patent right, trademark or copyright material to the operation of the Business and Seller is not a party to any license or royalty agreement with respect to any patent, trademark or copyright except for licenses respecting program material and obligations under the Copyright Act of 1976 applicable to cable television systems generally. The Business and the System have been operated in such a manner so as not to violate or infringe upon the rights of, or give rise to any rightful claim of any Person for copyright, trademark, service mark, patent, license, trade secret infringement or the like.

          5.11  Financial Statements.  A correct copy of the unaudited
                --------------------
financial statements for the Systems as of September 30, 1997, including an unaudited income statement and balance sheet which fairly present the financial condition of the Systems, is attached as SCHEDULE 5.11 (collectively, the "Financial Statements"). At the date of the Financial Statements, Seller had no liability or obligation, whether accrued, absolute, fixed or contingent (including liabilities for Taxes or unusual forward or long-term commitments), required by GAAP to be reflected or reserved against therein that were not fully reflected or reserved against on the balance sheet included in the

Financial Statements, other than liabilities included in current liabilities, and none of which was or would be material to the Business (collectively, the "Unreflected Liabilities"). As of the date of this Agreement, since the date of the Financial Statements, there has not existed or developed, and Seller is not aware of, any additional Unreflected Liabilities.

          5.12  Absence of Certain Changes.  Since September 30, 1997 (a)
                --------------------------
Seller has not incurred any obligation or liability (contingent or otherwise), except normal trade or business obligations incurred in the ordinary course of business, the performance of which would be reasonably likely, individually or in the aggregate, to have a material adverse effect on the financial condition or results of operations of the Business, (b) there has been no material adverse change (except any change affecting the United States cable industry as a whole, including any change arising from (i) legislation, litigation, rulemaking or regulation or (ii) competition caused by or arising from other multiple channel distribution services) in the business, condition (financial or otherwise) or liabilities of the Business, and (c) the Business has been conducted only in the ordinary course of business.

          5.13  Legal Proceedings.  Except as set forth in SCHEDULE 5.13:  (a)
                -----------------
there is no claim, investigation or litigation pending or, to Seller's Knowledge, threatened, by or before any Governmental Authority or private arbitration tribunal against Seller which, if adversely determined, would materially adversely affect the financial condition or operations of the Business, the Systems, the Assets or the ability of Seller to perform its obligations under this Agreement, or which, if adversely determined, would result in the modification, revocation, termination, suspension or other limitation of any of the Governmental Permits, Seller Contracts or leases or other documents evidencing the Real Property; and (b) there is not in existence any judgment requiring Seller to take any action of any kind with respect to the Assets or the operation of the Systems, or to which Seller (with respect to the Systems), the Systems or the Assets are subject or by which they are bound or affected.

          5.14  Tax Returns; Other Reports.  Seller has duly and timely filed
                --------------------------
in correct form all federal, state and local Tax returns and all other Tax reports required to be filed by Seller and has timely paid all Taxes which have become due and payable, whether or not shown on any such report or return, the failure of which to be filed or paid could adversely affect the Assets or result in the imposition of an Encumbrance upon the Assets, except such amounts as are being contested diligently and in good faith and are not in the aggregate material. Except as specifically identified on SCHEDULE 5.14, Seller has received no notice of, nor does Seller have any Knowledge of, any deficiency, assessment or audit, or proposed deficiency, assessment or audit from any taxing Governmental Authority which could affect or result in the imposition of an Encumbrance upon the Assets.

          5.15  Employment Matters.
                ------------------

          5.15.1 SCHEDULE 5.15 contains a complete and correct list of names and positions of all employees of Seller engaged in the Business as of the date set forth in such SCHEDULE. Seller has no employment agreements, either written or oral, with any employee of the Business. Seller has complied in all material respects with applicable Legal Requirements relating to the employment of labor, including WARN, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), continuation coverage requirements with respect to group health plans, and those relating to wages, hours, collective bargaining, unemployment insurance, worker's compensation, equal employment opportunity, age and disability discrimination, immigration control and the payment and withholding of Taxes.

          5.15.2 Each "employee benefit plan" or "multiemployer plan" (as those terms are defined in ERISA) with respect to which Seller or any ERISA Affiliate (as defined in ERISA) of Seller has any liability is set forth on
SCHEDULE 5.15 (the "Employee Benefit Plans"). Neither Seller nor its ERISA Affiliates nor any Employee Benefit Plan is in material violation of any provision of ERISA. No "reportable event," as defined in Section 4043 of ERISA, has occurred and is continuing with respect to any Employee Benefit Plan. No "prohibited transaction," within the meaning of Section 406 of ERISA, has occurred with respect to any such Employee Benefit Plan, and no "accumulated funding deficiency" or "withdrawal liability" (both as defined in Section 302 of ERISA) exists with respect to any such Employee Benefit Plan. After the Closing, Buyer will not be required, under ERISA, the Internal Revenue Code of 1986, as amended (the "Code") or any collective bargaining agreement, to establish, maintain or continue any Employee Benefit Plan currently maintained by Seller or any of its ERISA Affiliates, nor will Buyer have any liabilities of any nature whatsoever under any Employment Benefit Plans.

          5.15.3 Seller is not a party to any collective bargaining agreements and Seller has not recognized or agreed to recognize and has no duty to bargain with any labor organization or collective bargaining unit. There are not pending any unfair labor practice charges against Seller, any demand for recognition or any other request or demand from a labor organization for representative status with respect to any Person employed by Seller. To Seller's Knowledge, its employees are not engaged in organizing activity with respect to any labor organization. Seller has no employment agreement, either written or oral, express or implied, that would require Buyer to employ any Person after the Closing Date.

     5.16 Systems Information.  SCHEDULE 5.16 sets forth a materially true and
          -------------------
accurate description of the following information relating to the Business as of the most recent monthly report generated by Seller in the ordinary course of business containing the information required to prepare such SCHEDULE (provided that such date is no earlier than two months prior to the date of this Agreement):

               (a) the approximate number of miles of plant included in the Assets;

               (b) the number of subscribers and EBS's served by the Systems for each Franchise;

               (c) the approximate number of single family homes and residential dwelling units passed by the Systems;

               (d) a description of basic and optional or tier services available from the Systems, the rates charged by Seller for each and the number of subscribers and subscriber equivalents receiving each optional or tier service;

               (e) the stations and signals carried by the Systems and the channel position of each such signal and station; and

               (f) the cities, towns, villages, townships, boroughs and counties served by the Systems.

     5.17      Bonds.  Except as set forth on SCHEDULE 5.17, as of the date
               -----
of this Agreement, there are no franchise, construction, fidelity, performance, or other bonds or letters of credit posted by Seller in connection with its operation or ownership of any of the Systems or Assets.

     5.18      Finders and Brokers.  Seller has not employed any financial
               -------------------
advisor, broker or finder or incurred any liability for any financial advisory, brokerage, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement for which Buyer could be liable.

SECTION 6.     BUYER'S REPRESENTATIONS AND WARRANTIES.

     To induce Seller to enter into this Agreement, Buyer represents and warrants to Seller, as of the date of this Agreement and as of the Closing, as follows:

     6.1       Organization and Qualification.  Buyer is a limited partnership
               ------------------------------
duly organized, validly existing and in good standing under the laws of the State of Michigan and has all requisite partnership power and authority to own, lease and use the assets owned, leased or used by it and to conduct its business as it is currently conducted. Buyer is duly qualified to do business and is in good standing under the law of Minnesota, and of each jurisdiction in which the ownership, leasing or use of the assets owned, leased or used by it or the nature of Buyer's activities makes such qualification necessary, except in any such jurisdiction where the failure to be so qualified and in good standing would not have a material adverse effect on Buyer or on the ability of Buyer to perform its obligations under this Agreement.

          6.2  Authority and Validity.  Buyer has all requisite partnership
               ----------------------
power and authority to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement and the Transaction Documents to which Buyer is a party. The execution and delivery by Buyer of, the performance by Buyer of its obligations under, and the consummation by Buyer of the transactions contemplated by, this Agreement and the Transaction Documents to which Buyer is a party have been duly and validly authorized by all necessary action by or on behalf of Buyer and the general partner of Buyer. This Agreement has been, and when executed and delivered by Buyer the Transaction Documents will be, duly and validly executed and delivered by Buyer and the valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to the enforcement of creditors' rights generally or by principles governing the availability of equitable remedies.

          6.3  No Conflicts; Required Consents.  Except for the Required
               -------------------------------
Consents, the execution and delivery by Buyer, the performance of Buyer under, and the consummation of the transactions contemplated by, this Agreement and the Transaction Documents to which Buyer is a party do not and will not (a) violate any provision of the limited partnership agreement of Buyer, (b) violate any Legal Requirement, (c) require any consent, approval or authorization of, or filing of any certificate, notice, application, report or other document with any Governmental Authority or other Person or (d) (i) violate or result in a breach of or constitute a default under (without regard to requirements of notice, lapse of time or elections of any Person or any combination thereof),
(ii) permit or result in the termination, suspension, modification of, (iii) result in the acceleration of (or give any Person the right to accelerate) the performance of Buyer under, or (iv) result in the creation or imposition of any Encumbrance under, any instrument or other agreement to which Buyer is a party or by which Buyer or any of its assets is bound or affected, except for purposes of this clause (d) such violations, conflicts, breaches, defaults, terminations, suspensions, modifications and accelerations as would not, individually or in the aggregate, have a material adverse effect on the validity, binding effect or enforceability of this Agreement or on the ability of Buyer to perform its obligations under this Agreement or the Transaction Documents to which it is a party.

          6.4  Finders and Brokers.  Buyer has not employed any financial
               -------------------
advisor, broker or finder or incurred any liability for any financial advisory, brokerage, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement for which Seller could be liable.

          6.5  Legal Proceedings.  There are no claims, actions, suits,
               -----------------
proceedings or investigations pending or, to Buyer's Knowledge, threatened, by or before any Governmental Authority, or any arbitrator, by or against or affecting or relating to Buyer which, if adversely determined, would restrain or enjoin the consummation of the transactions contemplated by this Agreement or declare unlawful the transactions or events contemplated by this Agreement or cause any of such transactions to be rescinded.

Section 7.  Additional Covenants.

     7.1    Access to Premises and Records.  Between the date of this Agreement
            ------------------------------
and the Closing Date, Seller will give Buyer and its counsel, accountants and other representatives full access during normal business hours upon reasonable notice to all the premises and books and records of the Business and to all the Assets and to the System personnel and will furnish to Buyer and such representatives all such documents, financial information, and other information regarding the Business and the Assets as Buyer from time to time reasonably may request; provided that no such investigation will affect or limit the scope of any of Seller's representations, warranties, covenants and indemnities in this Agreement or any Transaction Document or limit liability for any breach of any of the foregoing.

     7.2    Continuity and Maintenance of Operations; Financial Statements.
            --------------------------------------------------------------
Except as Buyer may otherwise consent in writing, between the date of this Agreement and the Closing:

            7.2.1 Seller will (a) conduct the Business and operate the Systems only in the usual, regular and ordinary course consistent with past practices (including fulfilling installation requests and making budgeted capital expenditures; provided, however, that to the extent that any assumption underlying any of Seller's budgeted capital expenditure(s) turns out to have been untrue, and such capital expenditure(s) is no longer reasonably necessary for the operation of the Business, Seller will not be required to make such capital expenditure(s)) and (b) use commercially reasonable efforts to (i) preserve its current business intact, including preserving existing relationships with franchising authorities, suppliers, customers and others having business dealings with Seller relating to the Business unless Buyer requests otherwise, (ii) keep available the services of its employees and agents providing services in connection with the Business and (iii) continue making marketing, advertising and promotional expenditures with respect to the Business consistent with past practices.

            7.2.2 Seller will maintain the Assets in good repair, order and condition (ordinary wear and tear excepted), will maintain equipment and inventory at historical levels consistent with past practices, will maintain in full force and effect, policies of insurance with respect to the Business in such amounts and with respect to such risks as customarily maintained by operators of cable television systems of the size and geographic location as the Systems and will maintain its books, records and accounts in the usual, regular and ordinary manner on a basis consistent with past practices. Seller will not itself, and will not permit any of its officers, directors, shareholders, agents or employees to, pay any of Seller's subscriber accounts receivable (other than for their own residences) prior to the Closing Date. Seller will continue to implement its procedures for disconnection and discontinuance of service to subscribers whose accounts are delinquent in accordance with those in effect on the date of this Agreement.

          7.2.3 Without the prior approval of Buyer, Seller will not (a) change the rate charged for Basic Service, Expanded Basic Service or Pay TV or add, delete, retier or repackage any programming services except to the extent required under the 1992 Cable Act or any other Legal Requirement, provided however if Seller changes such rates in order to so comply, Seller will provide Buyer with copies of any FCC forms (even if not filed with any Governmental Authority) that Seller used to determine that the new rates were allowable, (b) sell, transfer or assign any portion of the Assets other than sales in the ordinary course of business or permit the creation of any Encumbrance on any Asset other than a Permitted Encumbrance or any Encumbrance which will be released at or prior to Closing, (c) modify in any material respect, terminate, suspend or abrogate any Governmental Permits, Seller Contracts or any other contract or agreement (other than those constituting Excluded Assets), (d) enter into any contract or commitment or incur any indebtedness or other liability or obligation of any kind relating to any System or the Business involving an expenditure in excess of $25,000, other than contracts or commitments which are cancelable on 30 days' notice or less without penalty, (e) take or omit to take any action that would result in any of its representations or warranties in this Agreement or in any Transaction Document not being true and correct when made or as of the Closing, (f) engage in any marketing, subscriber installation or collection practices that are inconsistent with past practices, or (g) enter into any agreement with or commitment to any competitive access providers with respect to the Systems.

          7.2.4 Seller promptly will deliver to Buyer true and complete copies of monthly and quarterly financial statements and operating reports and any reports with respect to the operations of the Business prepared by or for Seller at any time between the date of this Agreement and the Closing Date. All financial statements so delivered will be prepared in accordance with GAAP on a basis consistent with the Financial Statements.

          7.2.5 Seller will give or cause to be given to Buyer as soon as reasonably possible but in any event no later than 5 Business Days prior to the date of submission to the appropriate Governmental Authority, copies of all Rate Regulation Documents prepared with respect to any of the Systems, and Seller will make a good faith effort to address any specific concerns raised by Buyer with respect to such documents.

          7.2.6 Seller will duly and timely file a valid notice of renewal under Section 626 of the Cable Communications Policy Act of 1984 with the appropriate Governmental Authority with respect to all cable television franchises of the Business that will expire within 36 months after any date between the date of this Agreement and the Closing Date.

               7.2.7 Seller will use reasonable efforts to (a) extend the cable television franchises of the Business for at least three years or (b) renew such franchises on terms mutually agreeable to Buyer and Seller.

               7.2.8 Seller will promptly notify Buyer of any fact, circumstance, event or action by it or otherwise (a) which, if known at the date of this Agreement, would have been required to be disclosed in or pursuant to this Agreement or (b) the existence, occurrence or taking of which would result in any of Seller's representations and warranties in this Agreement or any Transaction Document not being true, complete and correct when made or at the Closing, and, with respect to clause (b) use its best efforts to remedy the same; provided, however, that nothing in this Section 7.2.8 shall be deemed to limit Buyer's rights under Section 10.1.2.

          7.3  Employee Matters.
               ----------------

               7.3.1 Buyer will have no obligation to employ or offer employment to any of the employees of Seller. As of the Closing Date, Seller will terminate the employment of all its employees who were employed incidental to the conduct of the Business whose employment will not continue with Seller after the Closing and will promptly pay to all such employees all compensation, including salaries, commissions, bonuses, deferred compensation, severance, insurance, pensions, profit sharing, vacation (except for accrued vacation included in the adjustments pursuant to SECTION 3.2), sick pay and other compensation or benefits to which they are entitled for periods prior to the Closing, including all amounts, if any, payable on account of the termination of their employment. Seller agrees to cooperate in all reasonable respects with Buyer to allow Buyer to evaluate and interview employees of the Business to make hiring decisions. Such cooperation will include but not be limited to allowing Buyer to contact employees during work time and, with the consent of the employee, making personnel records available. Buyer will give Seller written notice on or before 60 days after the date hereof of the name of all employees of the System to whom Buyer desires to offer employment on and after the Closing Date (subject to satisfaction of Buyer's conditions for employment). Seller will not, without the prior written consent of Buyer, change the compensation or benefits of any employees of the Business except in accordance with past practice.

               7.3.2 All claims and obligations under, pursuant to or in connection with any welfare, medical, insurance, disability or other employee benefit plans of Seller or arising under any Legal Requirement affecting employees of Seller incurred on or before the Closing Date or resulting or arising from events or occurrences occurring or commencing on or before the Closing Date will remain the responsibility of Seller, whether or not such employees are hired by Buyer after the Closing.

               7.3.3 Seller will remain solely responsible for, and will indemnify and hold harmless Buyer from and against all Losses arising from or with respect to, all salaries and all severance, vacation (except for accrued vacation included in the adjustments pursuant to SECTION 3.2), medical, sick, holiday, continuation coverage and other compensation or benefits to which Seller's employees (whether or not hired by Buyer) may be entitled as a result of their employment by Seller prior to the Closing, the termination of their employment prior to the Closing, the consummation of the transactions contemplated hereby or pursuant to any applicable Legal Requirement (including without limitation WARN) or otherwise relating to their employment prior to the Closing.

               7.3.4 As of the date of this Agreement, Seller is not a party to any collective bargaining agreements, and nothing in this Agreement will require Buyer to assume any collective bargaining agreement between Seller and any labor organization.

          7.4  Leased Vehicles; Other Capital Leases.  Seller will pay the
               -------------------------------------
remaining balances on any leases for vehicles or capital leases included in the Equipment and will deliver title to such vehicles and other Equipment free and clear of all Encumbrances (other than Permitted Encumbrances) to Buyer at the Closing.

          7.5  Required Consents; Estoppel Certificates.
               ----------------------------------------

               7.5.1 Seller will use commercially reasonable efforts to obtain in writing, as promptly as possible and at its expense, all the Required Consents and any other consent, authorization or approval required to be obtained by Seller in connection with the transactions contemplated by this Agreement, in form and substance reasonably satisfactory to Buyer and deliver to Buyer copies of such Required Consents and such other consents, authorizations or approvals promptly after they are obtained by Seller; provided, however, that nothing in this Section 7.5 will limit the rights of Buyer to terminate the Agreement pursuant to Section 10.1.3 hereof if the condition specified in
Section 8.2.4 has not been met by the Outside Closing Date. Such Required Consents will be proposed in a form that provides confirmation from the third party of the continued existence of and the absence of defaults under the applicable Seller Contract or Governmental Permit. Buyer will cooperate with Seller to obtain all Required Consents, but Buyer will not be required to accept or agree or accede to any modifications or amendments to, or changes in, or the imposition of any condition to the transfer to Buyer of (in each case other than inconsequential matters with no adverse effect on Buyer), any Seller Contract or Governmental Permit that are not acceptable to Buyer in its sole discretion. Notwithstanding the foregoing, Seller will complete, execute and deliver to the appropriate Governmental Authority, the FCC Forms 394 prepared by Buyer with respect to each franchise as to which such Form 394 is required within two Business Days after it receives each such Form 394 from Buyer.

          7.5.2 Seller will use commercially reasonable efforts to obtain for each lease that has not been recorded in the public records, execution of a document suitable for recording in the public records and sufficient after recording to constitute a memorandum of lease.

     7.6  Renewal of Franchises.
          ---------------------

          7.6.1 Promptly after the execution of this Agreement, Seller shall use commercially reasonable efforts, and Buyer shall cooperate with and assist Seller in all reasonable respects (including, without limitation, attendance at Town and/or City Council or similar meetings and hearings before local and state administrative bodies and filing and signing any and all applications, statements or documents required), to have each of the Franchises (a) extended for a term of at least three years or (b) renewed for a term of at least five years on terms and conditions reasonably satisfactory to Buyer and Seller, which terms and conditions shall be evaluated by Buyer and Seller in the context of renewals of similarly situated franchises of the same duration in rural communities of a similar size in the State of Minnesota.

          7.6.2 Seller shall keep Buyer informed of all meetings and hearings (including, without limitation, Town and/or City Council or similar meetings and hearings before local and state administrative bodies) relating to the extensions and/or renewal of the Franchises, and Seller acknowledges and agrees that Buyer shall have the right to participate in any such meetings or hearings.

     7.7  Title Commitments and Surveys.
          -----------------------------

          7.7.1 After the execution of this Agreement, Buyer will order at Seller's expense (a) commitments for owner's title insurance policies on all Real Property owned by Seller and on easements which provide access to each such parcel of real property, (b) commitments for lessee's title insurance policies for all Real Property leased by Seller which is used for headend or tower sites and on easements which provide access to each such site and (c) an ALTA survey (including such items on Table A of the Minimum Standard Detail Requirements and Classifications thereto that Buyer in its reasonable judgment determines are desirable or necessary) on each parcel of Real Property for which a title insurance policy is to be obtained. The title commitments will evidence a commitment to issue an ALTA title insurance policy insuring good, marketable and indefeasible fee simple title or leasehold interest, in the case of Leased Real Property, if (applicable) to each parcel of such Real Property, subject only to Permitted Encumbrances, for such amount as Buyer directs and will contain no exceptions except for items which in Buyer's reasonable opinion do not adversely affect (other than in an immaterial way as to any individual parcel) the good, marketable and indefeasible title to or Buyer's access or quiet use or enjoyment of such Real Property in the manner the Real Property is presently used or in the normal conduct of the Business. At the Closing, Seller will cause Buyer to receive, at Seller's expense, title commitments redated to the date and time of Closing. In the event Seller has not eliminated or caused to be eliminated all unacceptable exceptions from such policies or commitments prior to Closing, and Buyer elects to proceed with the Closing, Buyer will be entitled to indemnification with respect to such exceptions as provided in SECTION 11.2.

               7.7.2 Title insurance policies on all Real Property in such amounts as Buyer directs will be delivered to Buyer at Seller's expense within 30 days after the Closing Date evidencing title to the Real Property vested in Buyer consistent with the commitments delivered at the Closing pursuant to
SECTION 7.7.1.

          7.8  HSR Notification.  As soon as practicable after the execution of
               ----------------
this Agreement, but in any event no later than 30 days after such execution, Seller and Buyer will each complete and file, or cause to be completed and filed, any notification and report required to be filed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); and each such filing will request early termination of the waiting period imposed by the HSR Act. The parties will use their reasonable best efforts to respond as promptly as reasonably practicable to any inquiries received from the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") for additional information or documentation and to respond as promptly as reasonably practicable to all inquiries and requests received from any other Governmental Authority in connection with antitrust matters. The parties will use their respective reasonable best efforts to overcome any objections which may be raised by the FTC, the Antitrust Division or any other Governmental Authority having jurisdiction over antitrust matters. Notwithstanding the foregoing, Buyer will not be required to make any significant change in the operations or activities of the business (or any material assets employed therein) of Buyer or any of its Affiliates, if Buyer determines in good faith that such change would be materially adverse to the operations or activities of the business (or any material assets employed therein) of Buyer or any of its Affiliates having significant assets, net worth, or revenue. Notwithstanding anything to the contrary in this Agreement, if Buyer or Seller, in its sole opinion, considers a request from a governmental agency for additional data and information in connection with the HSR Act to be unduly burdensome, such party may terminate this Agreement by giving written notice to the other. Within 10 days after receipt of a statement therefor, Seller will reimburse Buyer for one-half of the filing fees payable by Buyer in connection with Buyer's filing under the HSR Act.

          7.9  No Shopping.  None of Seller, its partners or any agent or
               -----------
representative of any of them will, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Closing or the termination of this Agreement, directly or indirectly (a) solicit or initiate the submission of proposals or offers from any Person for, (b) participate in any discussions pertaining to or (c) furnish any information to any Person other than Buyer relating to, any direct or indirect acquisition or purchase of all or any portion of the Assets.

          7.10  Lien and Judgment Searches.  Not more than 20 nor fewer than 10
                --------------------------
days prior to the expected Closing Date, Seller, at its expense, will provide Buyer with (a) the results of a lien search conducted by a professional search company of records in the offices of the secretaries of state in each state and county clerks in each county where there exist tangible Assets, and in the state and county where Seller's principal offices are located, including copies of all financing statements or similar notices or filings (and any continuation statements) discovered by such search company and (b) the results of a search of the dockets of the clerk of each federal and state court sitting in the city, county or other applicable political subdivision where the principal office or any material assets of Seller may be located, with respect to judgments, orders, writs or decrees against or affecting Seller or any of the Assets.

          7.11  Transfer Taxes.  Any state or local sales or transfer Taxes
                --------------
imposed by any Governmental Authority arising from or payable by reason of the transfer of any of the Assets pursuant to this Agreement will be paid by Seller. Any state or local use Taxes or fees or any other charge (including filing fees) imposed by any Governmental Authority arising from or payable by reason of the transfer of any of the Assets pursuant to this Agreement will be paid by one-half by Buyer, with the balance to be paid by Seller.

          7.12  Distant Broadcast Signals.  Unless otherwise restricted or
                -------------------------
prohibited by any Governmental Authority or applicable Legal Requirement, if requested by Buyer, Seller will delete prior to the Closing Date any distant broadcast signals which Buyer determines will result in unacceptable liability on the part of Buyer for copyright payments with respect to continued carriage of such signals after the Closing.

          7.13  Letter to Programmers.  On or before the Closing Date, Seller
                ---------------------
will transmit a letter in the form of EXHIBIT E to all programmers from which Seller purchases programming for the Systems and provide Buyer with a copy of each such letter.

          7.14  Updated Schedules. Not later than ten Business Days prior to the
                -----------------
expected Closing Date, Seller will deliver to Buyer revised copies of all Schedules to this Agreement which will have been updated and marked to show any changes occurring between the date of this Agreement and the date of delivery; provided, however, that for purposes of Seller's representations and warranties and covenants in this Agreement, all references as of the date of signing to the Schedules will mean the version of the Schedules attached to this Agreement on the date of signing, and all references as of the date of Closing to the Schedules will mean the version of the Schedules attached to this Agreement on the date of Closing, and provided further, that if the effect of any such updates to Schedules is to disclose any one or more additional properties, privileges, rights, interests or claims as Assets, Buyer, at or before Closing, will have the right (to be exercised by written notice to Seller) to cause any one or more of such items to be designated as and deemed to constitute Excluded Assets for all purposes under this Agreement.

          7.15  Use of Names and Logos.  For a period of 90 days after the
                ----------------------
Closing Date, Buyer will be entitled to use all trademarks, trade names, service marks, service names, logos and similar proprietary rights of Seller and all derivations and abbreviations of such name and related marks to the extent incorporated in or on the Assets transferred to it at the Closing. Notwithstanding the foregoing, Buyer will not be required to remove or discontinue using any such trade name or mark that is affixed to converters or other items in or to be used in subscriber homes or properties, or as are used in a similar fashion making such removal or discontinuation impracticable for Buyer.

          7.16  Subscriber Billing Services.  Seller will provide to Buyer, upon
                ---------------------------
request, on terms and conditions reasonably satisfactory to each party, access to and the right to use its billing system computers, software and related fixed assets in connection with the Systems acquired by Buyer for a period of up to 90 days following the Closing to allow for conversion of existing billing arrangements ("Transitional Billing Services"); provided however that Buyer will not be required to pay Seller more than Seller's actual cost of providing such service. Buyer will notify Seller at least 10 days prior to the expected Closing Date as to whether it desires Transitional Billing Services from Seller.

          7.17  Satisfaction of Conditions.  Each party will use its best
                --------------------------
efforts to satisfy, or to cause to be satisfied, the conditions to the obligations of the other party to consummate the transactions contemplated by this Agreement, as set forth in SECTION 8, provided that Buyer will not be required to agree to any increase in the amount payable with respect to, or any modification that makes more burdensome in any material respect, any of the Assumed Liabilities.

          7.18  Confidentiality and Publicity.  Neither party will issue any
                -----------------------------
press release or make any other public announcement or any oral or written statements to Seller's employees concerning this Agreement or the transactions contemplated hereby except as required by applicable Legal Requirements, without the prior written consent of the other party. Each party will hold, and will cause its employees, consultants, advisors and agents to hold the terms of this Agreement in confidence; provided that (a) such party may use and disclose such information once it has become publicly disclosed (other than by such party in breach of its obligations under this Section) or which rightfully has come into the possession of such party (other than from the other party) and (b) to the extent that such party may be compelled by Legal Requirements to disclose any of such information, but the party proposing to disclose such information will first notify and consult with the other party concerning the proposed disclosure, to the extent reasonably feasible. Each party also may disclose such information to employees, consultants, advisors, agents and actual or potential lenders whose knowledge is necessary to facilitate the consummation of the transactions contemplated by this Agreement. The obligation by either party to hold information in confidence pursuant to this Section will be satisfied if such party exercises the same care with respect to such information as it would exercise to preserve the confidentiality of its own similar information.

          7.19  Bulk Transfers. Buyer waives compliance by Seller with Legal
                --------------
Requirements relating to bulk transfers applicable to the transactions contemplated hereby.

          7.20  Environmental Reports. Within 60 days after the execution of
                ---------------------
this Agreement, Seller will, at its expense, obtain and deliver to Buyer for each parcel of Real Property owned or leased by Seller a current Phase I Environmental Site Assessment ("Environmental Report") prepared by a nationally known environmental engineering firm reasonably satisfactory to Buyer in accordance with ASTM Standard E 1527-93 and certified to Buyer. Each Environmental Report will include, in addition to the process described in E 1527-93, such soil and groundwater sampling and other testing as will enable the environmental engineers to determine if Hazardous Substances are detected and to provide an estimate of the cost to remove and dispose of the Hazardous Substances or otherwise remediate the property in accordance with all applicable Environmental Laws.

          7.21  Construction of an Institutional Network.  The parties
                ----------------------------------------
acknowledge that the City of Owatonna (the "City") has requested that Seller construct an institutional network (the "I-Net") connecting the schools in the school district, as well as other locations. Although Seller is willing to construct a coaxial I-Net, Buyer prefers that Buyer design and construct an I-Net with a fiber backbone. As a result, the parties acknowledge and agree that, if the City agrees to the following on terms and conditions reasonably acceptable to Seller and Buyer, Buyer shall design and construct an I-Net that conforms to the specifications set forth by the City. Such design and construction shall include, without limitation, Buyer's obtaining all permits necessary to construct the I-Net, performing all make-ready necessary for such construction and the actual construction of the I-Net. In connection with such construction, Buyer shall maintain with financially sound, responsible and reputable insurance companies insurance covering such construction against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar construction projects. Prior to the commencement of such construction, Buyer shall deliver to Seller certificates of such insurance naming Seller as loss payee and/or additional insured, as applicable, under the relevant policies. Unless the City requests otherwise, Buyer shall complete the construction of the I-Net prior to the commencement of the 1998-99 school year. At Closing, Seller shall reimburse Buyer for $200,000 of Buyer's costs in designing and constructing the I-Net (the "Reimbursable Amount"). Such reimbursement will be accomplished by an adjustment to the Base Purchase Price. If this Agreement is terminated other than pursuant to Section 10.1.3, then Seller shall pay the Reimbursable Amount to Buyer within 10 days after such termination. If the

City does not agree to the design and construction of the I-Net by Buyer on terms and conditions reasonably acceptable to Seller and Buyer, Seller shall be responsible for the design and construction of the I-Net in conformance with the requirements of the Franchise of the City.

SECTION 8.  CONDITIONS PRECEDENT.

          8.1  Conditions to the Obligations of Buyer and Seller. The
               -------------------------------------------------
obligations of each party to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or before the Closing, of the following, which may be waived by the parties to the extent permitted by applicable Legal Requirements:

          8.1.1  HSR Act Filings.  All filings required under the HSR Act have
                 ---------------
been made and the applicable waiting period has expired or been earlier terminated without the receipt of any objection or the commencement or threat of any litigation by a Governmental Authority of competent jurisdiction to restrain the consummation of the transactions contemplated by this Agreement.

          8.1.2  Absence of Litigation.  No action, suit or proceeding is
                 ---------------------
pending or threatened by or before any Governmental Authority and no Legal Requirement has been enacted, promulgated or issued or become or deemed applicable to any of the transactions contemplated by this Agreement by any Governmental Authority, which would (a) prohibit Buyer's ownership or operation of all or a material portion of any System, the Business or the Assets, (b) compel Buyer to dispose of or hold separate all or a material portion of any System, the Business or the Assets as a result of any of the transactions contemplated by this Agreement, (c) if determined adversely to Buyer's interest, materially impair the ability of Buyer to realize the benefits of the transactions contemplated by this Agreement (including the ability to acquire the Systems pursuant to a like-kind exchange under Section 1031 of the Code) or have a material adverse effect on the right of Buyer to exercise full rights of ownership of the Systems or (d) prevent or make illegal the consummation of any transactions contemplated by this Agreement.

          8.2  Conditions to the Obligations of Buyer.  The obligations of Buyer
               --------------------------------------
to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or before the Closing, of the following conditions, which may be waived by Buyer to the extent permitted by applicable Legal Requirements:

          8.2.1  Representations and Warranties.  All representations and
                 ------------------------------
warranties of Seller in this Agreement and any Transaction Document are true and correct in all material respects, in each case on and as of the Closing Date with the same effect as if made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

          8.2.2  Performance of Agreements.  Seller has performed in all
                 -------------------------
material respects all obligations and agreements and complied in all material respects with all covenants and conditions in this Agreement and any Transaction Document to be performed or complied with by Seller at or before the Closing.

          8.2.3  Deliveries.  Seller has delivered the items and documents
                 ----------
required to be delivered by it pursuant to this Agreement, including those required under SECTION 9.2.

          8.2.4  Consents and Franchise Extensions and Renewals.  Seller has
                 ----------------------------------------------
delivered to Buyer evidence, in form and substance satisfactory to Buyer, that all of the Required Consents marked with an asterisk on SCHEDULE 5.3 have been obtained or given (or deemed to have been given) and are in full force and effect. Each of the Franchises has been (a) extended for a term of not less than three years or (b) renewed for a term of not less than 5 years on terms which are customary for renewals of similarly situated franchises of the same duration in rural communities of a similar size in the State of Minnesota.

          8.2.5  Environmental Matters.  The Environmental Reports delivered to
                 ---------------------
Buyer pursuant to SECTION 7.20 and any other environmental audits or assessments conducted with respect to the Assets do not indicate the existence of any conditions that could reasonably be expected to give rise to a material risk of liability.

          8.2.6  No Material Adverse Change.  There has not been any material
                 --------------------------
adverse change in the Business, the Assets or the Systems since the date of this Agreement other than any change arising out of general economic conditions in the United States or any change affecting the United States cable television industry as a whole, including any change arising from (a) legislation, litigation, rulemaking or regulation or (b) competition caused by or arising from other multiple channel distribution services.

          8.2.7  EBS. As the Closing Date, the Business has no fewer than 8,150
                 ---
EBSs.

          8.3  Conditions to Obligations of Seller.  The obligations of Seller
               -----------------------------------
to consummate the transactions contemplated by this Agreement are subject to the satisfaction by Seller at or before the Closing, of the following, which may be waived by Seller, to the extent permitted by applicable Legal Requirements:

          8.3.1  Representations and Warranties.  All representations and
                 ------------------------------
warranties of Buyer contained in this Agreement and any Transaction Document are true and correct in all material respects, in each case on and as of the Closing Date with the same effect as if made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

          8.3.2  Performance of Agreements.  Buyer has performed in all material
                 -------------------------
respects all obligations and agreements, and complied in all material respects with all covenants and conditions in this Agreement and any Transaction Document to be performed or complied with by Buyer at or before the Closing.

          8.3.3  Deliveries.  Buyer has delivered the items and documents
                 ----------
required to be delivered by it pursuant to this Agreement, including those required under SECTION 9.3.

          8.3.4  EBS.  As of the Closing Date, either (a) the Business has no
                 ---
fewer than 8,150 EBSs or (b) Buyer has waived its right to an adjustment pursuant to SECTION 3.2.1 except to the extent of the adjustment applicable if the number of EBSs were 8,150.

          8.3.5  Limited Partner Approval.  The limited partners of Seller shall
                 ------------------------
have approved this Agreement and the transactions contemplated by this Agreement.

          8.4  Waiver of Conditions.  Any party may waive in writing any or
               --------------------
all of the conditions to its obligations under this Agreement.

SECTION 9.  CLOSING.

9.1  The Closing; Time and Place. The Closing will be held on a date specified
     ---------------------------
     by Buyer (upon three Business Days prior notice to Seller) that is within 15 days after all conditions to the Closing contained in this Agreement (other than those based on acts to be performed at the Closing) have been satisfied or waived. The Closing will be held at 10:00 a.m. local time at Seller's office located at 9697 East Mineral Avenue, Englewood, Colorado 80112, or at such place and time as Buyer and Seller may agree.

     9.2  Seller's Delivery Obligations.  At the Closing, Seller will
          -----------------------------
deliver (or cause to be delivered) to Buyer the following:

               (a) a Bill of Sale in the form attached as Exhibit B;

               (b) a special warranty deed in a form reasonably acceptable to Buyer (and complying with applicable state laws) with respect to each parcel of owned Real Property, duly executed and acknowledged and in recordable form, warranting to defend title to such Real Property against all persons claiming by, through or under Seller, subject only to Permitted Encumbrances, and in form sufficient to permit the title company to issue the title policy described in Section 7.7.1 to Buyer with respect to such Real Property;

               (c) an Assignment and Assumption of Contracts in the form attached as Exhibit C;

               (d) one or more Assignments of Leases in the form attached as Exhibit D and, if requested by Buyer, short forms or memoranda of such Assignments in recordable form;

               (e) any memorandum of lease obtained by Seller pursuant to
     Section 7.5.2;

               (f) an affidavit of Seller, under penalty of perjury, that Seller is not a "foreign person" (as defined in the Foreign Investment in Real Property Tax Act and applicable regulations) and that Buyer is not required to withhold any portion of the consideration payable under this Agreement under the provisions of such Act in the form attached as Exhibit F;

               (g) motor vehicle title certificates and such other transfer instruments as Buyer may deem necessary or advisable to transfer the Assets to Buyer and to perfect Buyer's rights in the Assets;

               (h) the opinion of Elizabeth Steele, Esq., counsel for Seller, dated the Closing Date, in substantially the form set forth in Exhibit G;

               (i) evidence satisfactory to Buyer that all Encumbrances affecting any of the Assets (other than Permitted Encumbrances) have been terminated and released;

               (j) the title insurance commitments described in Section 7.7.1;

               (k) a certificate, dated the Closing Date, signed by the President or any Vice President of Intercable, stating that to his or her knowledge, the conditions set forth in Sections 8.2.1, 8.2.2, 8.2.6 and
     8.2.7 are satisfied; and

               (l) such other documents as Buyer may reasonably request in connection with the transactions contemplated by this Agreement.

          9.3  Buyer's Delivery Obligations.  At the Closing, Buyer will
               ----------------------------
deliver (or cause to be delivered) to Seller the following:

               (a) the Base Purchase Price required to be paid at the Closing, as adjusted in accordance with this Agreement;

               (b) a Bill of Sale in the form attached as Exhibit B;

               (c) an Assignment and Assumption of Contracts in the form attached as Exhibit C;

               (d) a certificate, dated the Closing Date, signed by an executive officer of Buyer, stating that to his or her knowledge, the conditions set forth in Sections 8.3.1 and 8.3.2, are satisfied;

               (e) an opinion of Peter J. Bernbaum, counsel to Buyer, or of any other counsel to Buyer reasonably acceptable to Seller, dated the Closing Date, in substantially the form set forth in Exhibit H; and

               (f) such other documents as Seller may reasonably request in connection with the transactions contemplated by this Agreement.

SECTION 10.  TERMINATION.

          10.1  Termination Events.  This Agreement may be terminated and the
                ------------------
transactions contemplated by this Agreement may be abandoned:

                10.1.1 At any time by the mutual written agreement of Buyer and Seller;

          10.1.2 By Buyer at any time, if Seller is in material breach or default of any of Seller's covenants, agreements or other obligations in this Agreement or in any Transaction Document, or if any of Seller's representations in this Agreement or in any Transaction Document is not true in all material respects when made or when otherwise required by this Agreement or any Transaction Document to be true and such breach or default or failure to be true is not cured by Seller or waived by Buyer prior to Closing;

          10.1.3 By Seller at any time, if Buyer is in material breach or default of any of Buyer's covenants, agreements or other obligations in this Agreement or in any Transaction Document, or if any of Buyer's representations in this Agreement or in any Transaction Document is not true in all material respects when made or when otherwise required by this Agreement or any Transaction Document to be true and such breach or default or failure to be true is not cured by Buyer or waived by Seller prior to Closing;

          10.1.4 By either party upon written notice to the other, if Closing has not occurred on or before October 31, 1998 (the "Outside Closing Date"), for any reason other than a material breach or default by such party of its respective covenants, agreements or other obligations under this Agreement, or any of its representations this Agreement not being true and accurate in all material respects when made or when otherwise required by this Agreement to be true and accurate in all material respects; and

           10.1.5    As otherwise provided in this Agreement.

          10.2  Effect of Termination.  If this Agreement is terminated
                ---------------------
pursuant to SECTION 10.1, all obligations of the parties under this Agreement will terminate, except for the obligations set forth in SECTIONS 7.18 and 12.16 and 7.21. Termination of this Agreement pursuant to SECTIONS 10.1.2 OR 10.1.3 will not limit or impair any remedies that any party may have with respect to a breach or default by the other of its covenants, agreements or obligations under this Agreement.

SECTION 11.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.

          11.1  Survival of Representations and Warranties.  The
                ------------------------------------------
representations and warranties of Seller in this Agreement and in the Transaction Documents to be delivered by Seller pursuant to this Agreement will survive until the first anniversary of the Closing Date, except that (a) all such representations and warranties with respect to any federal, state or local Taxes, rates, Environmental Law, ERISA, employment matters or copyright matters will survive until 60 days after the expiration of the applicable statute of limitations (including any extensions) for such federal, state or local Taxes, rates, Environmental Law, ERISA, employment matters or copyright matters, respectively and (b) the representations and warranties as to ownership of the Assets in SECTION 5.4, SECTION 5.7.1 and in the deed or deeds delivered with respect to Real Property will survive the Closing and the delivery of such deeds and will continue in full force and effect without limitation. The representations and warranties of Buyer in this Agreement and in the Transaction Documents to be delivered by Buyer pursuant to this Agreement will survive until the first anniversary of the Closing Date. The periods of survival of the representations and warranties prescribed by this SECTION 11.1 are referred to as the "Survival Period." The liabilities of the parties under their respective representations and warranties will expire as of the expiration of the applicable Survival Period; provided, however, that such expiration will not include, extend or apply to any representation or warranty, the breach of which has been asserted by Buyer in a written notice to Seller before such expiration or about which Seller has given Buyer written notice before such expiration indicating that facts or conditions exist that, with the passage of time or otherwise, can reasonably be expected to result in a breach (and describing such potential breach in reasonable detail). The covenants and agreements of the parties in this Agreement (that are by their terms intended to be performed after Closing) and in the Transaction Documents to be delivered by Seller or Buyer pursuant to this Agreement, will survive the Closing and will continue in full force and effect without limitation.

          11.2  Indemnification by Seller.  Seller will indemnify and hold
                -------------------------
harmless Buyer and its shareholders and its and their respective Affiliates, and the shareholders, directors, officers, employees, agents, successors and assigns and any Person claiming by or through any of them, as the case may be, from and against:

          (a) all Losses resulting from or arising out of (i) any breach of any representation or warranty made by Seller in this Agreement or in the Transactions Documents delivered by Seller, (ii) any breach of any covenant, agreement or obligation of Seller contained in this Agreement or in the Transaction Documents delivered by Seller, (iii) any act or omission of Seller with respect to, or any event or circumstance related to, the ownership or operation of the Assets or the conduct of the Business, which act, omission, event or circumstance occurred or existed prior to or at the Closing Date, without regard to whether a claim with respect to such matter is asserted before or after the Closing Date, including any matter described on SCHEDULE 5.13, (iv) any liability or obligation not included in the Assumed Liabilities, (v) any title defect Seller fails to eliminate as an exception from a title insurance commitment referred to in SECTION 7.7.1, (vi) any claim that the transactions contemplated by this Agreement violates WARN, or any similar state or local law or any bulk transfer or fraudulent conveyance laws of any jurisdiction, (vii) the presence, generation, removal or transportation of a Hazardous Substance on or from any of the Real Property prior to the Closing Date, including the costs of removal or clean-up of such Hazardous Substance and other compliance with the provisions of any Environmental Laws (whether before or after Closing), or
(viii) any rate refund ordered by any Governmental Authority for periods prior to the Closing Date; and

          (b) all claims, actions, suits, proceedings, demands, judgments, assessments, fines, interest, penalties, costs and expenses (including settlement costs and reasonable legal, accounting, experts' and other fees, costs and expenses) incident or relating to or resulting from any of the foregoing.

In the event that an indemnified item arises under both clause (a)(i) and under one or more of clauses (a)(ii) through (a)(viii) of this SECTION 11.2, Buyer's rights to pursue its claim under clauses (a)(ii) through (a)(viii), as applicable, will exist notwithstanding the expiration of the Survival Period applicable to such claim under clause (a)(i).

          11.3  Indemnification by Buyer.  Buyer will indemnify and hold
                ------------------------
harmless Seller and Seller's shareholders, directors, officers, employees, agents, successors and assigns, and any Person claiming by or through any of them, as the case may be, from and against:

          (a) all Losses resulting from or arising out of (i) any breach of any representation or warranty made by Buyer in this Agreement or in the Transaction Documents delivered by Buyer, (ii) any breach of any covenant, agreement or obligation of Buyer contained in this Agreement or in the Transaction Documents delivered by Buyer or (iii) the failure by Buyer to perform any of its obligations in respect of the Assumed Liabilities; and

          (b) all claims, actions, suits, proceedings, demands, judgments, assessments, fines, interest, penalties, costs and expenses (including settlement costs and reasonable legal, accounting, experts' and other fees, costs and expenses) incident or relating to or resulting from any of the foregoing.

In the event that an indemnified item arises under both clause (a)(i) and under one or more of clauses (a)(ii) or (a)(iii) of this SECTION 11.3, Seller's rights to pursue its claim under clauses (a)(ii) or (a)(iii), as applicable, will exist notwithstanding the expiration of the Survival Period applicable to such claim under clause (a)(i).

          11.4  Third Party Claims.  Promptly after the receipt by any party
                ------------------
of notice of any claim, action, suit or proceeding by any Person who is not a party to this Agreement (collectively, an "Action"), which Action is subject to indemnification under this Agreement, such party (the "Indemnified Party") will give reasonable written notice to the party from whom indemnification is claimed (the "Indemnifying Party"). The Indemnified Party will be entitled, at the sole expense and liability of the Indemnifying Party, to exercise full control of the defense, compromise or settlement of any such Action unless the Indemnifying Party, within a reasonable time after the giving of such notice by the Indemnified Party, (a) admits in writing to the Indemnified Party the Indemnifying Party's liability to the Indemnified Party for such Action under the terms of this SECTION 11, (b) notifies the Indemnified Party in writing of the Indemnifying Party's intention to assume such defense, (c) provides evidence reasonably satisfactory to the Indemnified Party of the Indemnifying Party's ability to pay the amount, if any, for which the Indemnified Party may be liable as a result of such Action and (d) retains legal counsel reasonably satisfactory to the Indemnified Party to conduct the defense of such Action. The other party will cooperate with the party assuming the defense, compromise or settlement of any such Action in accordance with this Agreement in any manner that such party reasonably may request. If the Indemnifying Party so assumes the defense of any such Action, the Indemnified Party will have the right to employ separate counsel and to participate in (but not control) the defense, compromise or settlement of the Action, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) any relief other than the payment of money damages is sought against the Indemnified Party or (iii) the Indemnified Party will have been advised by its counsel that there may be one or more defenses available to it which are different from or additional to those available to the Indemnifying Party, and in any such case that portion of the fees and expenses of such separate counsel that are reasonably related to matters covered by the indemnity provided in this SECTION 11 will be paid by the Indemnifying Party. No Indemnified Party will settle or compromise any such Action for which it is entitled to indemnification under this Agreement without the prior written consent of the Indemnifying Party, unless the Indemnifying Party has failed, after reasonable notice, to undertake control of such Action in the manner provided in this SECTION 11.4. No

Indemnifying Party will settle or compromise any such Action (A) in which any relief other than the payment of money damages is sought against any Indemnified Party or (B) in the case of any Action relating to the Indemnified Party's liability for any Tax, if the effect of such settlement would be an increase in the liability of the Indemnified Party for the payment of any Tax for any period beginning after the Closing Date, unless the Indemnified Party consents in writing to such compromise or settlement.

          11.5  Limitations on Indemnification - Seller.  Seller will not be
                ---------------------------------------
liable for indemnification arising solely under SECTION 11.2(A)(I) for (a) any Losses of or to Buyer or any other person entitled to indemnification from Seller or (b) any claims, actions, suits, proceedings, demands, judgments, assessments, fines, interest, penalties, costs and expenses (including settlement costs and reasonable legal, accounting, experts' and other fees, costs and expenses) incidental or relating to or resulting from any of the foregoing (the items described in clauses (a) and (b) collectively being referred to for purposes of this SECTION 11.5 as "Buyer Damages") unless the amount of Buyer Damages for which Seller would, but for the provisions of this
SECTION 11.5, be liable exceeds, on an aggregate basis, $250,000 (the "Threshold Amount"), in which case Seller will be liable for all such Buyer Damages, which will be due and payable within 15 days after Seller's receipt of a statement therefor; provided, however, that Seller shall be liable for (a) all rate refunds ordered by any Governmental Authority for periods prior to the Closing Date and (b) all federal, state or local taxes determined by any Governmental Authority to be owing for periods prior to the Closing Date, regardless of whether the aggregate amount of such rate refunds and/or taxes equals or exceeds the Threshold Amount.

          11.6  Limitations on Indemnification - Buyer.  Buyer will not be
                --------------------------------------
liable for indemnification arising solely under SECTION 11.3(A)(I) for (a) any Losses of or to Seller or any other person entitled to indemnification from Buyer or (b) any claims, actions, suits, proceedings, demands, judgments, assessments, fines, interest, penalties, costs and expenses (including settlement costs and reasonable legal, accounting, experts' and other fees, costs and expenses) incidental or relating to or resulting from any of the foregoing the items described in clauses (a) and (b) collectively being referred to for purposes of this SECTION 11.6 as "Seller Damages") unless the amount of Seller Damages for which Buyer would, but for the provisions of this SECTION 11.6, be liable exceeds, on an aggregate basis, the Threshold Amount, in which case Buyer will be liable for all such Seller Damages, which will be due and payable within 15 days after Buyer's receipt of a statement therefor.

SECTION 12.     Miscellaneous

          12.1  Parties Obligated and Benefited.  Subject to the limitations
                -------------------------------
set forth below, this Agreement will be binding upon the parties and their respective assigns and successors in interest and will inure solely to the benefit of the parties and their respective assigns and successors in interest, and no other Person will be entitled to any of the benefits conferred by this Agreement. Without the prior written consent of the other party, neither party may assign any of its rights under this Agreement or delegate any of its duties under this Agreement, except as described in the following sentence. Seller agrees that Buyer will have the right to assign its right to purchase the Assets under this Agreement to a qualified institution, acting as a Qualified Intermediary (as such term is used in Treas. Reg. Section 1.1031(k)-1(g)(4), and that this Agreement constitutes notice to Seller of such assignment, which assignment Buyer will make effective immediately prior to Closing (provided no such assignment will relieve Buyer of any obligations under this Agreement).

          12.2  Notices.  Any notice, request, demand, waiver or other
                -------
communication required or permitted to be given under this Agreement will be in writing and will be deemed to have been duly given only if delivered in person or by first class, prepaid, registered or certified mail, or sent by courier or, if receipt is confirmed, by telecopier:

                To Buyer at:

                Bresnan Communications Company, L.P.
                709 Westchester Avenue
                White Plains, NY 10604

                Attention:  Michael Bresnan
                Telecopy:  (914) 993-6601

                With a copy similarly addressed to the attention of the General Counsel.

                To Seller at:

                c/o Jones Intercable, Inc.
                9697 East Mineral Avenue
                Englewood, Colorado 80112

                Attention:  President
                Telecopy:   (303) 799-1644

                With a copy similarly addressed to the attention of the General Counsel.

Any party may change the address to which notices are required to be sent by giving notice of such change in the manner provided in this SECTION 12.2. All notices will be deemed to have been received on the date of delivery, which in the case of deliveries by telecopier will be the date of the sender's confirmation, or on the third Business Day after mailing in accordance with this Section, except that any notice of a change of address will be effective only upon actual receipt.

          12.3  Attorneys' Fees.  In the event of any action or suit based
                ---------------
upon or arising out of any alleged breach by any party of any representation, warranty, covenant or agreement contained in this Agreement, the prevailing party will be entitled to recover reasonable attorneys' fees and other costs of such action or suit from the other party.

          12.4  Waiver.  This Agreement or any of its provisions may not be
                ------
waived except in writing. The failure of any party to enforce any right arising under this Agreement on one or more occasions will not operate as a waiver of that or any other right on that or any other occasion.

          12.5  Captions. The captions of this Agreement are for convenience
                --------
only and do not constitute a part of this Agreement.

          12.6  Choice of Law.  THIS AGREEMENT AND THE RIGHTS OF THE PARTIES
                -------------
UNDER IT WILL BE GOVERNED BY AND CONSTRUED IN ALL RESPECTS IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO, WITHOUT REGARD TO THE CONFLICTS OF LAWS RULES OF COLORADO.

          12.7  Terms.  Terms used with initial capital letters will have the
                -----
meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. The word "include" and derivatives of that word are used in this Agreement in an illustrative sense rather than limiting sense.

          12.8  Rights Cumulative.  All rights and remedies of each of the
                -----------------
parties under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or applicable law.

          12.9  Further Actions.  Seller and Buyer will execute and deliver to
                ---------------
the other, from time to time at or after the Closing, for no additional consideration and at no additional cost to the requesting party, such further assignments, certificates, instruments, records, or other documents, assurances or things as may be reasonably necessary to give full effect to this Agreement and to allow each party fully to enjoy and exercise the rights accorded and acquired by it under this Agreement.

          12.10  Time.  If the last day permitted for the giving of any notice
                 ----
or the performance of any act required or permitted under this Agreement falls on a day which is not a Business Day, the time for the giving of such notice or the performance of such act will be extended to the next succeeding Business Day.

          12.11  Late Payments.  If either party fails to pay the other any
                 -------------
amounts when due under this Agreement, the amounts due will bear interest from the due date to the date of payment at the annual rate publicly announced from time to time by The Bank of New York as its prime rate (the "Prime Rate") plus 2%, adjusted as and when changes in the Prime Rate are made.

          12.12  Counterparts. This Agreement may be executed in counterparts,
                 ------------
each of which will be deemed an original.

          12.13  Entire Agreement.  This Agreement (including the Schedules
                 ----------------
and Exhibits referred to in this Agreement, which are incorporated in and constitute a part of this Agreement) and the Transaction Documents contain the entire agreement of the parties and supersedes all prior oral or written agreements and understandings with respect to the subject matter. This Agreement may not be amended or modified except by a writing signed by the parties.

          12.14  Severability.  Any term or provision of this Agreement which
                 ------------
is invalid or unenforceable will be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining rights of the Person intended to be benefited by such provision or any other provisions of this Agreement.

          12.15  Construction.  This Agreement has been negotiated by Buyer
                 ------------
and Seller and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement or any provision of this Agreement against the party drafting this Agreement will not apply in any construction or interpretation of this Agreement.

          12.16  Expenses.  Except as otherwise expressly provided in this
                 --------
Agreement, each party will pay all of its expenses, including attorneys' and accountants' fees, in connection with the negotiation of this Agreement, the performance of its obligations and the consummation of the transactions contemplated by this Agreement.

          12.17  Risk of Loss; Condemnation.
                 --------------------------

                 12.17.1 Seller will bear the risk of any loss or damage to the Assets resulting from fire, theft or other casualty (except reasonable wear and tear) at all times prior to the Closing. If any such loss or damage is sufficiently substantial so as to preclude or prevent resumption of normal operations of any material portion of a System or the replacement or restoration of the lost or damaged property within 30 days from the occurrence of the event resulting in such loss or damage, Seller will immediately notify Buyer in writing of that fact and Buyer, at any time within 10 days after receipt of such notice, may elect by written notice to Seller either (a) to waive such defect and proceed toward consummation of the transaction in accordance with terms of this Agreement or (b) terminate this Agreement. If Buyer elects to so terminate this Agreement, Buyer and Seller will stand fully released and discharged of any and all obligations under this Agreement. If Buyer elects to consummate the transactions contemplated by this Agreement notwithstanding such loss or damage and


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

does so, there will be no adjustment in the consideration payable to Seller on account of such loss or damage but all insurance proceeds payable as a result of the occurrence of the event resulting in such loss or damage (to the extent not used to replace or restore such lost or damaged property) will be delivered by Seller to Buyer, or the rights to such proceeds will be assigned by Seller to Buyer if not yet paid over to Seller.

          12.17.2 If, prior to the Closing, any part of or interest in the Assets is taken or condemned as a result of the exercise of the power of eminent domain, or if a Governmental Authority having such power informs Seller or Buyer that it intends to condemn all or any part of or interest in the Assets (such event being called, in either case, a "Taking"), and such Taking involves a material part of or interest in the Assets, then Buyer may terminate this Agreement. If Buyer does not elect or have the right to terminate this Agreement, then (a) Buyer will have the sole right, in the name of Seller, if Buyer so elects, to negotiate for, claim, contest and receive all damages with respect to the Taking, (b) Seller will be relieved of its obligation to convey to Buyer the Assets or interests that are the subject of the Taking, (c) at the Closing Seller will assign to Buyer all of Seller's rights to all damages payable with respect to such Taking and will pay to Buyer all damages previously paid to Seller with respect to the Taking and (d) following the Closing, Seller will give Buyer such further assurances of such rights and assignment with respect to the taking as Buyer may from time to time reasonably request.

     The parties have executed this Agreement as of the day and year first above written.

                                    SELLER:


                                    JONES CABLE INCOME FUND 1-A, LTD.

                                    By:  Jones Intercable, Inc.,
                                         its general partner

                                         By: /s/ Elizabeth Steele
                                            ----------------------------------
                                         Name:   Elizabeth Steele
                                              --------------------------------
                                         Title:  Vice President
                                               -------------------------------


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

                                      BUYER:

                                      BRESNAN COMMUNICATIONS
                                      COMPANY LIMITED PARTNERSHIP

                                      By:  BCI (USA), L.P., its managing
                                           general partner

                                           By:   Bresnan Communications, Inc.,
                                                 its managing general partner

                                                 By: /s/ Robert Bresnan
                                                    ----------------------------
                                                 Name:   ROBERT BRESNAN
                                                      --------------------------
                                                 Title:  VICE PRESIDENT &
                                                       -------------------------
                                                         GENERAL COUNSEL
                                                       -------------------------



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